(A free translation of the original in Portuguese)

Braskem S.A. and
Subsidiaries
Financial Statements at
December 31, 2003 and 2002
and Report of Independent Auditors

                                        2
(A free translation of the original in Portuguese)

Report of Independent Auditors


To the Board of Directors and Shareholders
Braskem S.A.




1 We have audited the accompanying balance sheets of Braskem S.A. and the consolidated balance sheets of Braskem S.A. and its subsidiaries as of December 31, 2003 and 2002, and the related statements of operations, of changes in shareholders' equity and of changes in financial position of Braskem S.A., as well as the related consolidated statements of operations and of changes in financial position, for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements. The audits of the financial statements at and for the years ended December 31, 2003 and 2002 of certain investees, which are recorded under the equity method, were conducted by other independent auditors. Our opinion, insofar as it relates to the amounts of these investments and the profits generated by them, of R$ 179,091 thousand and R$ 33,317 thousand, respectively, in 2003, and R$ 170,276 thousand and R$ 26,564 thousand, respectively, in 2002, is based solely on the opinions of the other independent auditors.

2 We conducted our audits in accordance with approved Brazilian auditing standards, which require that we perform the audit to obtain reasonable assurance about whether the financial statements are fairly presented in all material respects. Accordingly, our work included, among other procedures: (a) planning our audits taking into consideration the significance of balances, the volume of transactions and the accounting and internal control systems of the companies, (b) examining, on a test basis, evidence and records supporting the amounts and disclosures in the financial statements, and (c) assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

Braskem S.A.


3 In our opinion, based on our audit and on the reports issued by other independent auditors, the financial statements audited by us present fairly, in all material respects, the financial position of Braskem S.A. and of Braskem S.A. and its subsidiaries at December 31, 2003 and 2002, and the results of operations, the changes in shareholders' equity and the changes in financial position of Braskem S.A., as well as the consolidated results of operations and of changes in financial position, for the years then ended, in conformity with accounting practices adopted in Brazil.

4 Based on the decision of the Federal Supreme Court (STF), the management of the former indirect subsidiary OPP Quimica S.A., merged into Braskem S.A. in March 2003, recorded an Excise Tax (IPI) credit in the amount of R$ 1,030,125 thousand in the results for the year ended December 31, 2002. Although the National Treasury has filed an appeal of certain aspects of this decision, as described in Note 9(i), management has concluded, based on the opinion of its legal advisors, that this appeal cannot significantly alter the receivable recorded by the subsidiary.

5 As described in Note 16(c) to the financial statements, a rescissory action was filed against the Company and certain subsidiaries, seeking to overturn a final court judgment which exempted them from paying the social contribution on net income, enacted by Law 7689/88. The outcome of this matter cannot presently be determined. In addition, as described in Note 19, the Company and its subsidiaries are parties to other judicial and administrative processes of a tax, civil and labor nature, including the lawsuit regarding the validity of Clause 4 of the Collective Labor Agreement of SINDIQUIMICA. Management does not expect significant losses from these disputes in excess of the amounts already accrued. The financial statements of the Company and its subsidiaries do not include a provision for losses from eventual unfavorable outcomes to the social contribution rescissory action and the Clause 4 lawsuit.

Braskem S.A. and Subsidiaries

Notes to the Financial Statements
at December 31, 2003 and 2002
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

6 The Company belongs to a group of companies comprising the Braskem group and carries out financial and commercial transactions, in significant amounts, with its subsidiaries and other group companies, under the conditions described in Note 8 to the financial statements.

7 As described in Notes 1(c) and 27(a) to the financial statements, the Company and some of its subsidiaries are involved in a broad business and corporate restructuring process, as part of the overall restructuring of the Brazilian petrochemical industry, intended to give the industry a more adequate capital structure, greater profitability, competitiveness and economies of scale. The Company and some of its subsidiaries are being, and will continue to be, affected by economic and/or corporate changes resulting from this process, the outcome of which will determine how the operations of the Company and its subsidiaries will develop, including the management of total liabilities and current and long-term assets. Additionally, this process and the matters described in Note 2 have affected the comparability between the financial statements of Braskem S.A. and of Braskem S.A. and its subsidiaries as of December 31, 2003 and the financial statements of the prior year.

8 As described in Notes 10 and 12 to the financial statements, the Company and some of its subsidiaries recognized in their financial statements goodwill on the acquisition of investments based on the fair values of fixed assets and the expected future profitability of the investees. These goodwill balances are being amortized in accordance with the period of return defined in the independent valuation reports and the financial projections prepared by management. The maintenance of the goodwill balances, and the current amortization criteria in the financial statements of future years will depend upon the realization of the projected cash flows and income and expenses used by the valuers in determining the fair values, as well as the future profitability of the investees.

Braskem S.A. and Subsidiaries

Notes to the Financial Statements
at December 31, 2003 and 2002
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

9 As described in Note 1(b) to the financial statements, at December 31, 2003, the Company had negative working capital of R$ 2,013,375 thousand (consolidated R$ 381,992 thousand), and will require additional long-term funds to meet its short-term liabilities. The plans and actions of management and the shareholders to provide the Company with an adequate capital structure are described in Note 1(b).

10 Our audits were conducted for the purpose of forming an opinion on the basic financial statements, referred to in the first paragraph, taken as a whole. The statements of cash flows for the years ended December 31, 2003 and 2002, presented in Attachment I to provide supplementary information about the Company and its subsidiaries, are not a required part of the basic financial statements, in conformity with accounting practices adopted in Brazil. This information has been subjected to the auditing procedures described in paragraph 2 and, in our opinion, is fairly presented in all material respects in relation to the financial statements taken as a whole.

     Salvador, February 6, 2004




     PricewaterhouseCoopers
     Auditores Independentes
     CRC 2SP000160/O-5 "F" BA



     Marco Aurelio de Castro e Melo
     Contador CRC 1SP153070/O-3 "S" BA

(A free translation of the original in Portuguese)
Braskem S.A. and Subsidiaries

Balance Sheet at December 31
In thousands of reais
--------------------------------------------------------------------------------



                                                                            Parent company                      Consolidated
                                                               -------------------------------  ------------------------------
Assets                                                                  2003             2002            2003            2002
                                                               --------------  ---------------  --------------  --------------

Current assets
   Cash and banks                                                    136,090           28,691         192,322         129,690
   Financial investments                                              31,146              388          41,924          28,329
   Marketable securities                                             302,213            6,848         965,127         663,046
   Trade accounts receivable                                         896,199          387,429       1,216,186         959,005
   Taxes recoverable                                                 279,786          135,519         395,931         692,805
   Inventories                                                       696,141          374,020       1,071,628         889,067
   Related parties                                                    21,652           17,812
   Prepayment of financing                                                                                             98,416
   Dividends and interest on own capital                              30,203           13,553           1,071           4,041
   Advances to suppliers and others                                   95,807            7,723         121,306          71,395
   Prepaid expenses                                                   47,761           30,435          87,000         112,951
                                                               --------------  ---------------  --------------  --------------

                                                                   2,536,998        1,002,418       4,092,495       3,648,745
                                                               --------------  ---------------  --------------  --------------

Long-term receivables
   Trade accounts receivable                                          24,745            3,443          27,038          42,270
   Related parties                                                   945,081          662,415          62,716         117,000
   Marketable securities                                              34,199               43          34,231         153,497
   Judicial deposits and compulsory loans                            137,718           98,752         191,340         140,957
   Deferred income tax                                               165,620          136,319         166,045         143,879
   Taxes recoverable                                                 544,685           69,977         640,643         708,577
   Inventories                                                        62,513           33,730         115,603          82,278
   Prepayment of financing                                                                                             91,448
   Other receivables                                                     560              739          12,854          10,812
                                                               --------------  ---------------  --------------  --------------

                                                                   1,915,121        1,005,418       1,250,470       1,490,718
                                                               --------------  ---------------  --------------  --------------

Permanent assets
   Investments
     Subsidiaries and jointly-controlled entities                  4,410,474        5,975,122       1,912,694       3,618,463
     Associated companies                                             33,505           21,771          37,695          27,432
     Other investments                                                 5,239           11,574          34,512          44,870
   Property, plant and equipment                                   3,532,437        2,201,346       5,031,958       4,579,166
   Deferred charges                                                1,623,968          355,799       1,523,200         678,579
                                                               --------------  ---------------  --------------  --------------

                                                                   9,605,623        8,565,612       8,540,059       8,948,510
                                                               --------------  ---------------  --------------  --------------

Total assets                                                      14,057,742       10,573,448      13,883,024      14,087,973
                                                               ==============  ===============  ==============  ==============


Braskem S.A. and Subsidiaries

Balance Sheet at December 31
In thousands of reais                                                (continued)
--------------------------------------------------------------------------------




                                                                                     Parent company                 Consolidated
                                                                     ------------------------------- ----------------------------
Liabilities and shareholders' equity                                          2003            2002           2003          2002
                                                                    --------------- --------------- -------------- -------------

Current liabilities
   Suppliers                                                             1,114,330         797,079      1,081,847     1,607,272
   Loans and financing                                                   2,474,482         930,650      2,726,456     2,844,520
   Debentures                                                               19,196          32,049         19,196        32,049
   Salaries and payroll charges                                             43,970           9,334         81,718        73,279
   Taxes, rates and social contributions payable                            45,117         110,608        152,375       333,083
   Dividends proposed and interest on own capital payable                      749             754          7,280        23,959
   Advances for purchase of credit rights                                                                               175,000
   Advances from customers                                                  80,375          51,056        256,425        96,448
   Related parties                                                         698,538           5,847            217         8,242
   Insurance premiums payable                                               42,170          31,730         72,659        97,665
   Other payables                                                           31,446          39,479         76,314       143,540
                                                                    --------------- --------------- -------------- -------------

                                                                         4,550,373       2,008,586      4,474,487     5,435,057
                                                                    --------------- --------------- -------------- -------------

Long-term liabilities
   Suppliers                                                                61,341          72,401         61,341        78,806
   Loans and financing                                                   2,666,328       2,000,536      3,615,264     3,982,959
   Debentures                                                            1,472,804       1,329,138      1,472,804     1,190,224
   Advances for purchase of credit rights                                   80,514                        113,400
   Related parties                                                       1,762,396       2,370,911        177,578       189,339
   Deferred income tax                                                       9,705                          9,844        26,771
   Taxes and contributions payable                                         500,155          86,370      1,149,138       833,366
   Provision for loss on investments                                       698,691         790,104
   Other payables                                                           97,116          43,765        133,474        75,311
                                                                    --------------- --------------- -------------- -------------

                                                                         7,349,050       6,693,225      6,732,843     6,376,776
                                                                    --------------- --------------- -------------- -------------


Deferred income
   Negative goodwill on investments in
     subsidiaries                                                                                           8,711        21,252
                                                                                                    -------------- -------------

Minority interest                                                                                         554,409       433,120
                                                                                                    -------------- -------------

Shareholders' equity
   Capital                                                               1,887,422       1,845,399      1,887,422     1,845,399
   Capital reserves                                                        744,315         717,821        744,315       717,821
   Treasury stock                                                          (10,137)        (17,291)       (23,247)      (30,401)
   Accumulated deficit                                                    (463,281)       (674,292)      (495,916)     (711,051)
                                                                    --------------- --------------- -------------- -------------

                                                                         2,158,319       1,871,637      2,112,574     1,821,768
                                                                    --------------- --------------- -------------- -------------

Total liabilities and shareholders' equity                              14,057,742      10,573,448     13,883,024    14,087,973
                                                                    =============== =============== ============== =============

The accompanying notes are an integral part of these financial statements.


(A free translation of the original in Portuguese)
Braskem S.A. and Subsidiaries

Statement of Operations
Years Ended December 31
In thousands of reais, except net income (loss) per thousand shares
--------------------------------------------------------------------------------




                                                                                Parent company                       Consolidated
                                                              ---------------------------------  ---------------------------------

                                                                        2003              2002             2003              2002
                                                              ---------------  ----------------  ---------------  ----------------

Gross sales
   Domestic market                                                 7,840,832         4,094,149        9,926,982         6,643,047
   Foreign market                                                  1,630,053           434,545        2,617,690         1,532,805
Deductions from gross sales
   Sales taxes, freights and returns                              (1,805,582)         (930,373)      (2,408,862)       (1,742,241)
                                                              ---------------  ----------------  ---------------  ----------------


Net sales revenue                                                  7,665,303         3,598,321       10,135,810         6,433,611
Cost of sales and services rendered                               (6,264,807)       (3,130,194)     (8,089,268))       (5,275,976)
                                                              ---------------  ----------------  ---------------  ----------------

Gross profit                                                       1,400,496           468,127        2,046,542         1,157,635
                                                              ---------------  ----------------  ---------------  ----------------

Operating expenses (income)
   Selling                                                           104,180            52,817          158,326           191,873
   General and administrative                                        209,698           100,675          305,385           265,497
   Directors' remuneration                                             3,822             2,032            8,243             4,455
   Investment in subsidiaries and associated companies
     Equity in the results                                           (91,825)         (210,545)         (13,616)          (33,075)
     Amortization of goodwill (negative goodwill), net               171,962           181,094          255,985           268,389
     Exchange variation                                             (134,198)          128,555          (22,414)           11,139
     Tax incentives                                                                                     (65,647)          (47,668)
     Provision (reversal) for investment losses                       24,060          (20,394)            1,275
     Other                                                                              36,566            2,664            58,779
   Depreciation and amortization                                     210,143            29,396          193,460           100,505
   Financial expenses                                                800,695         1,412,834          712,565         2,994,805
   Financial income                                                 (100,205)         (257,574)          (8,983)         (553,979)
   Other operating income, net                                       (41,284)          (65,618)         (49,747)       (1,108,193)
                                                             ---------------  ----------------  ---------------  ----------------

                                                                   1,157,048         1,389,838        1,477,496         2,152,527
                                                              ---------------  ----------------  ---------------  ----------------


Operating profit (loss)                                              243,448         (921,711)          569,046         (994,892)

Non-operating expenses, net                                           (2,280)         (56,439)           (4,841)         (72,218)
                                                              ---------------  ----------------  ---------------  ----------------


Income (loss) before income tax and
    social contribution                                              241,168          (978,150)         564,205       (1,067,110)
Provision for income tax and social contribution                     (51,607)                          (143,343)         (137,063)
Deferred income tax                                                   21,450            57,234           20,453            57,234
                                                              ---------------  ----------------  ---------------  ----------------


Income (loss) before minority interest                               211,011         (920,916)          441,315       (1,146,939)
Minority interest                                                                                      (226,180)           189,264
                                                              ---------------  ----------------  ---------------  ----------------

Net income (loss) the year                                           211,011         (920,916)          215,135         (957,675)
                                                              ===============  ================  ===============  ================


Net income (loss) per thousand shares outstanding
   at the end of the year - whole R$                                    3.08          (270.99)
                                                              ===============  ================


   The accompanying notes are an integral part of these financial statements.

(A free translation of the original in Portuguese)

Braskem S.A.

Statement of Changes in Shareholders' Equity
In thousands of reais
--------------------------------------------------------------------------------

                                                                                                         Revenue
                                                                                  Capital reserves       reserve
                                                          -----------------------------------------    -------------


                                                                Capital           Tax                                   Treasury
                                                 Capital    restatement    incentives        Other         Legal           stock
                                             ------------ -------------- ------------- ------------ ------------- --------------- -
At December 31, 2001                           1,201,590          2,331       714,529          557        97,684        (17,291)
Capital increase                                 643,809
Reversal of expired dividends
Tax incentives                                                                    404
Absorption of accumulated                                                                                (97,684)
losses with legal reserve
Appropriation
  Interim dividends
    Common and Class A and B preference
     shares - R$ 10.40 per thousand shares
Loss for the year
                                             ------------ -------------- ------------- ------------ ------------- --------------- -

At December 31, 2002                           1,845,399          2,331       714,933          557                      (17,291)
Capital increase                                  42,023        (2,331)
Tax incentives                                                                 28,825
Treasury stock exchange                                                                                                    7,154
Net income for the year
                                             ------------ -------------- ------------- ------------ ------------- --------------- -

At December 31, 2003                           1,887,422                      743,758          557                      (10,137)
                                             ============ ============== ============= ============ ============= ===============





                                                      Retained
                                                      earnings
                                                  (accumulated
                                                      deficit)          Total
                                                -------------- --------------
At December 31, 2001                                  160,145      2,159,545
Capital increase                                                     643,809
Reversal of expired dividends                             143            143
Tax incentives                                                           404
Absorption of accumulated                              97,684
losses with legal reserve
Appropriation
  Interim dividends
    Common and Class A and B preference
     shares - R$ 10.40 per thousand shares            (11,348)       (11,348)
Loss for the year                                    (920,916)      (920,916)
                                                  -------------- --------------

At December 31, 2002                                 (674,292)     1,871,637
Capital increase                                                      39,692
Tax incentives                                                        28,825
Treasury stock exchange                                                7,154
Net income for the year                               211,011        211,011
                                                  -------------- --------------

At December 31, 2003                                 (463,281)     2,158,319
                                                  ============== ==============


   The accompanying notes are an integral part of these financial statements

(A free translation of the original in Portuguese)
Braskem S.A. and Subsidiaries

Statement of Changes in Financial Position
Years Ended December 31
In thousands of reais
--------------------------------------------------------------------------------




                                                                                    Parent company                  Consolidated
                                                                   ------------------------------- -----------------------------

                                                                              2003           2002          2003            2002
                                                                   ----------------- ------------- --------------- --------------

Financial resources were provided by
Operations
     Net income (loss) for the year                                        211,011      (920,916)       215,135        (957,675)
     Expenses (income) not affecting working capital:
          Depreciation, amortization and depletion                         428,516        167,491       571,973         371,911
          Amortization of goodwill (negative goodwill), net                171,962        181,094       255,985         268,389
          Investment in subsidiaries and associated companies
             Equity in the results                                         (91,825)      (210,545)      (13,616)        (33,075)
             Exchange variation                                           (134,198)       128,555       (22,414)         11,139
             Adjustment of investments to realization value                  3,768         33,065         3,768          25,708
            Constitution (reversal) of the provision for loss
                in investee                                                (13,734)        36,035       (36,518)         (6,364)
          Residual value of permanent asset disposals                      101,331          1,056       106,383          88,706
          Long-term interest and monetary variation, net                    33,648        677,775       (94,423)       1,300,002
          Deferred income tax                                              (21,450)       (57,234)      (20,453)         (57,234)
          Minority interest                                                                             226,180         (189,264)
          Recognition of tax credits                                                                                    (813,448)
          Other                                                                (72)         2,154        31,363           43,124
                                                                   ----------------- -------------- -----------------------------

Total from operations                                                      688,957         38,530     1,223,363          51,919
                                                                   ----------------- -------------- -----------------------------

Shareholders
     Capital increase                                                       39,692                       39,947             281
     Capital decrease                                                                                                   (43,783)
     Treasury stock exchange                                                 7,154                       7,154
     Advance for future capital increase                                                                 2,720
     Write-off of share premium reserve                                                                                   6,617
                                                                   ----------------- -------------- -----------------------------

                                                                            46,846                       49,821        (36,885)
                                                                   ----------------- -------------- -----------------------------

Third parties
     Transfer from long-term receivables to current assets                 160,110         65,917       374,155         235,466
     Increase in long-term liabilities                                   1,001,811        146,976     1,734,412         896,371
     Dividends receivable                                                   70,200         18,216         1,151          17,753
     Tax incentives                                                         28,825            404        56,069           6,273
     Other                                                                                     68          (235)          2,708
                                                                   ----------------- -------------- -----------------------------

                                                                         1,260,946        231,581     2,165,552       1,158,571
                                                                   ----------------- -------------- -----------------------------

Total funds provided                                                     1,996,749        270,111     3,438,736       1,173,605
                                                                   ================= ============== =============================

Braskem S.A. and Subsidiaries

Statement of Changes in Financial Position
Years Ended December 31
In thousands of reais                                                (continued)
--------------------------------------------------------------------------------






                                                                               Parent company                   Consolidated
                                                               -------------------------------- -----------------------------

                                                                          2003           2002          2003            2002
                                                               ------------------ ------------- --------------- --------------

Financial resources were used for
   Dividends proposed                                                                  11,348         4,800          34,082
   Transfer from long-term to current liabilities                    1,028,078        429,061     1,183,733         767,520
   Increase (decrease) in long-term receivables, net                   740,363        462,498       257,454         325,747
   Permanent assets
     Investments                                                        96,429          3,588       118,499          13,034
     Property, plant and equipment                                     123,141        233,850       214,663         396,326
     Deferred charges                                                  167,082        128,903       255,267         277,206
   Initial working capital - acquisition and merger
      of subsidiaries                                                  848,863        174,509                     1,404,560
                                                               ------------------ ------------- ---------------- -------------

Total funds used                                                     3,003,956      1,443,757     2,034,416       3,218,475
                                                               ------------------ ------------- ---------------- -------------

Increase (decrease) in working capital                              (1,007,207)    (1,173,646)    1,404,320      (2,044,870)
                                                               ================== ============= ================ ==============

Changes in working capital

Current assets
   At the end of the year                                            2,536,998      1,002,418     4,092,495       3,648,745
   At the beginning of the year                                      1,002,418        993,466     3,648,745       1,212,306
                                                               ------------------ ------------- ---------------- --------------

                                                                     1,534,580          8,952       443,750       2,436,439
                                                               ------------------ ------------- ---------------- --------------

Current liabilities
   At the end of the year                                            4,550,373      2,008,586     4,474,487       5,435,057
   At the beginning of the year                                      2,008,586        825,988     5,435,057         953,748
                                                               ------------------ ------------- ---------------- --------------

                                                                     2,541,787      1,182,598     (960,570)       4,481,309
                                                               ------------------ ------------- ---------------- --------------

Increase (decrease) in working capital                              (1,007,207)    (1,173,646)    1,404,320      (2,044,870)
                                                               ================== ============= ================ ==============

   The accompanying notes are an integral part of these financial statements.

                                       11


Braskem S.A. and Subsidiaries

Notes to the Financial Statements
at December 31, 2003 and 2002
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

1    Operations

(a) Braskem S.A. ("Braskem" or "the Company") is a first and second generation petrochemical company, whose corporate objective is manufacturing, selling, importing and exporting chemical and petrochemical products and fuels, as well as the production and supply of utilities such as steam, water, compressed air and electric power to the companies in the Camacari Petrochemical Complex in Bahia, Brazil, and the rendering of services to those companies. The Company also invests in other companies, either as partner or shareholder.

(b) As of December 31, 2003, Braskem has consolidated negative working capital in the amount of R$ 381,992 (2002 - R$ 1,786,312) and in the parent company of R$ 2,013,375 (2002 - R$ 1,006,168). It is important to mention that the composition of working capital includes an amount of R$ 1,009,815 relating to advances on export contracts, prepayment of exports and advances from foreign customers that will be settled with future exports of the Company. Moreover, in January and February 2004, Braskem issued the 4th tranche of the Medium-Term Notes (MTN) program, in the amount of US$ 250 million, and issued a fully subscribed 11th series of debentures, amounting to R$ 1.2 billion (Note 27(b)). The main objectives of these operations were to lengthen the debt profile and continue the gradual and consistent reduction of suppliers accounts which began during 2003. In order to manage this working capital, Braskem also counts on its operating cash generation capacity and funds raised based on the regular flow of exports as the principal sources to finance its operating activities during 2004.

(c)  Formation of Braskem

     The principal events involving the corporate restructuring of the Brazilian petrochemical sector, disclosed to the market through significant facts notices dated July 31, 2001, July 26, 2002, March 14, 2003, July 16, 2003
     and December 9, 2003, may be summarized as follows:

Braskem S.A. and Subsidiaries

Notes to the Financial Statements
at December 31, 2003 and 2002
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


o Formation of Braskem on August 16, 2002 with the merger of the chemical and petrochemical assets of the Odebrecht and Mariani Groups, comprising OPP Produtos Petroquimicos S.A. ("OPP PP") and 52114 Participacoes S.A. ("52114"), respectively. As provided for in the protocol and justification for the merger, this was effected through the exchange of the Odebrecht/Mariani Assets shares for new shares issued by Braskem, based on economic valuation reports of the companies involved prepared by an investment bank. The net assets of OPP PP and 52114 at May 31, 2002, per the valuation reports, are as follows:

                                                   OPP PP           52114
                                             --------------- ---------------

      Assets
         Current                                        393
         Long-term receivables                       60,207
         Permanent investments                    5,193,854          60,914
                                             --------------- ---------------

                                                  5,254,454          60,914
                                             =============== ===============

      Less:

      Liabilities
         Current                                     22,759
         Long-term                                4,648,800
                                             --------------- ---------------

      Net assets                                    582,895          60,914
                                             =============== ===============

   Change in net assets between May 31
    and August16, 2002                             (349,668)         (7,622)
                                             =============== ===============

      .. The change in net assets between the merger date of May 31, 2002 and the date of the Extraordinary Shareholders Meeting on August 16, 2002 were recorded in Braskem, as equity in results, in the amount of R$ 357,290.

Braskem S.A. and Subsidiaries

Notes to the Financial Statements
at December 31, 2003 and 2002
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

      .. As a result of the above operations, the Company's share capital was increased from R$ 1,201,590 to R$ 1,845,399, with the issuance of 579,397,986 common shares and 1,026,498,803 Class A preference shares.

      .. The Company assumed the goodwill amounts already recorded in the merged companies being (i) R$ 1,935,406 in OPP PP directly related to expected future profitability and fair values of property, plant and equipment of the then indirect subsidiaries OPP Quimica S.A. ("OPP Quimica") and Trikem S.A. ("Trikem"), as defined in valuation reports issued by independent experts. The Company also recognized the goodwill, based on expected future profitability, which had been recorded by OPP PP relating to its participation in COPESUL - Companhia Petroquimica do Sul ("COPESUL"). This goodwill, in the amount of R$ 281,639 was also determined based on a valuation report issued by independent experts; and (ii) R$ 56,611 in 52114 directly related to fair values of property, plant and equipment of the then subsidiary Nitrocarbono S.A. ("Nitrocarbono").

o On February 17, 2003, a Public Offer was concluded, with the acceptance of 99.99% of the holders of Nitrocarbono common shares, in order to exchange them for the Company's preference shares. As a result of this operation, the Company holds 99.99% of the voting capital and 93.80% of Nitrocarbono's total capital.

Braskem S.A. and Subsidiaries

Notes to the Financial Statements
at December 31, 2003 and 2002
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


o Partial spin-off of the subsidiary Odebrecht Quimica S.A. ("Odequi") in March 2003 in an amount corresponding to its participation in OPP Quimica and subsequent merger of OPP Quimica, Nitrocarbono and Economico S.A., Empreendimentos - ESAE ("ESAE") into the Company. These mergers were made based on their net book equities as of December 31, 2002. To facilitate the comparison of the financial statements, the net assets of the merged companies, based on appraisal reports, are presented below:


                                            OPP Quimica        Nitrocarbono          ESAE
                                      ------------------  ------------------ ------------------
Assets
 Current                                  1,053,112              91,078                  5
 Long-term receivables                    2,211,963              13,060
 Permanent
  Investments                               733,479               1,988            150,707
  Property, plant and equipment             689,057              55,103
  Deferred charges                          133,609               4,353
                                      ------------------  ------------------ ------------------

                                          4,821,220             165,582            150,712
                                      ==================  ================== ==================

Less:

  Liabilities
   Current                                1,901,708              91,342                  8
   Long-term                              2,565,239              73,636                347
                                      ------------------  ------------------ ------------------

   Net assets                               354,273                 604            150,357
                                      ==================  ================== ==================

Braskem S.A. and Subsidiaries

Notes to the Financial Statements
at December 31, 2003 and 2002
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------



                                                                            Year ended December 31, 2002
                                                                 -------------------------------------------------


                                                                    OPP Quimica       Nitrocarbono           ESAE
                                                                 --------------- ------------------ --------------
      Statement of operations
         Gross sales
         Domestic market                                              2,223,046            258,379
         Foreign market                                                 567,056             34,605
         Sales taxes, freights and returns                             (631,445)           (41,996)
         Cost of sales and services                                  (1,796,226)          (229,280)
                                                                 --------------- ------------------

         Gross profit                                                   362,431             21,708

         Operating income (expenses), net                              (408,915)           (36,356)        21,924
         Non-operating income (expenses), net                           (24,802)            (1,016)        (1,574)
                                                                 --------------- ------------------ --------------

         Income (loss) before income tax and
             social contribution                                        (71,286)           (15,664)        20,350
         Income tax and social contribution                             (65,268)              (169)
                                                                 --------------- ------------------ --------------

         Net income (loss) for the year                                (136,554)           (15,833)        20,350
                                                                 =============== ================== ==============

      .. The net asset variations of the merged companies as from January 1, 2003, are part of the Company's equity. Accordingly, each line of the statement of operations of Braskem in 2003, includes the amounts of the merged companies.

      .. The merged assets include the investments in Trikem, OPE Investimentos
         S.A. ("OPE Investimentos") and Copene Participacoes S.A. ("Copene Participacoes").

      .. On March 31, 2003 the Company's capital was increased by R$ 37, subscribed and paid-up through the transfer of the net assets of Nitrocarbono, less the interest in that investee held by the Company. As a result, 67,698 Class A preference shares were issued, and the capital increased to R$ 1,845,436. The shares which could not be issued to the withdrawing shareholders of Nitrocarbono were sold on the stock exchange, as decided at the General Shareholders Meeting.

Braskem S.A. and Subsidiaries

Notes to the Financial Statements
at December 31, 2003 and 2002
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


o Also in March 2003, ODEQUI shareholders approved a capital increase, in the amount of R$ 1,194,098, which was subscribed by the Company with the contribution of its shares in Trikem and OPE Investimentos, amounting to R$ 1,042,144 and R$ 151,954, respectively. The capital increase was based on the February 28, 2003 financial statements.

o Pursuant to a Private Debt Assumption Agreement dated June 30, 2003 the Company assumed the subsidiary Copene Participacoes' debt with Polialden Petroquimica S.A. ("Polialden") based on the balance as at May 31, 2003 of R$ 30,158.

    In conformity with the same agreement, the Company assumed the liability relating to the loans obtained by Copene Participacoes from the BNDES (May 31, 2003 - R$ 38,910) for the acquisition of shares in the privatization of Polialden and Politeno Industria e Comercio S.A. ("Politeno"), through an amendment signed by Copene Participacoes, the BNDES and the Company.

o On June 30, 2003, the subsidiary Copene Participacoes reduced its capital by R$ 338,125, with no change in the number of shares. As a result of such reduction, the Company received shares held by Copene Participacoes in Polialden and Politeno, amounting to R$ 177,503 and R$ 160.622, respectively.

o In July 2003 the Company increased its direct participation in the voting capital of its subsidiaries Trikem and Polialden from 5.01% to 23.48% and from 66.70% to 100%, respectively, in transactions with the minority stockholders Nissho Iwai Corporation ("Nissho Iwai") and Mitsubishi Chemical Corporation ("Mitsubishi").

     Mitsubishi sold its participations in Trikem and Polialden for R$ 28,008 and R$ 16,173, respectively.

     Nissho Iwai exchanged its participations in Trikem and Polialden for a participation in Braskem.

Braskem S.A. and Subsidiaries

Notes to the Financial Statements
at December 31, 2003 and 2002
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


    The transfer to the Company of the common shares of Trikem and Polialden owned by Nissho Iwai was effected by the contribution of the net equity of NI Participacoes Ltda. ("NI Par"), which was a subsidiary of Nissho Iwai whose sole assets were the participations in Trikem and Polialden. The valuation report on the book value of NI Par was prepared by independent experts on May 31, 2003, the base date of the contribution, and submitted to the approval of a Shareholders Meeting. As a result of this operation the Company's capital was increased by R$ 39,655, with the issue of 54,314,531 common shares, up to R$ 1,887,422 (Note 18(a)).

o Pursuant to a Private Agreement for the Exchange of Shares and Other Covenants signed on July 31, 2003, the Company exchanged its holding of Class "C" preference shares of Norcell S.A. ("Norcell"), corresponding to 10.54% of Norcell's capital, for common shares of CETREL S.A. - Empresa de Protecao Ambiental ("CETREL") owned by Klabin S.A. and representing 4.99% of CETREL's capital. As a result the Company's participation in CETREL increased from 21.08% to 26.07%.

    Also on July 31, 2003, by Private Contract for the Purchase and Sale of Shares, the Company sold to Klabin S.A. its remaining participation in Norcell, representing 75% of Norcell's capital, for US$ 25,170 thousand (R$ 74,642) originally to be received in 32 quarterly installments as from October 2003. In September 2003 the Company negotiated the early settlement of those installments with a discount of R$ 28,070.

o In its meeting of October 28, 2003 the Board of the CVM approved the criteria used for the valuation of Trikem in connection with the transactions with Mitsubishi and Nissho Iwai in July 2003. Accordingly, on November 3, 2003, the Company made a Public Offer to exchange common shares of Trikem for Class A preference shares or common shares of the Company.

    On December 4, 2003 the Company concluded this Public Offer with the acceptance of 99% of the minority shareholders. The exchange ratio was 20 Class A preference shares of the Company for 69.47 common shares of Trikem. Accordingly the Company assigned 438,270,001 Class A preference shares in the amount of R$ 7,144 in exchange for 1,522,330,867 common shares of Trikem in the amount of R$ 15,943, resulting in a discount of R$ 8,799.

Braskem S.A. and Subsidiaries

Notes to the Financial Statements
at December 31, 2003 and 2002
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


o According to the significant facts notice disclosed to the market on December 9, 2003, the Company's Board of Directors and Fiscal Council approved the merger of the spun-off portion of the equity of ODEQUI, approved by the general meetings held on January 12 and 15, 2004. The spun-off portion comprised 13,841,438,730 common shares and 11,123,910,124 preference shares of Trikem, corresponding to 64.43% and 41.02% of its voting and total capital, respectively. The amount of the spun-off portion of ODEQUI was R$ 1,082,648, according to the appraisal report issued by independent experts, based on the balance sheet of ODEQUI at October 31, 2003.

     The Company and its subsidiaries, as participants in the restructuring process of the Brazilian petrochemical industry, may be effected in economic and/or corporate aspects by the outcome of this process.

     In accordance with the law, the concentration resulting from the change in control of Braskem was notified in a timely manner to the anti-trust authorities. In July 2002, the Secretariat for Economic Monitoring of the Finance Ministry (SEAE) issued a favorable opinion on the operation. On May 2, 2003 the favorable opinion of the Secretariat for Economic Rights (SDE) was published without any restriction. The operation has been submitted for the review and analysis of the Administrative Council for Economic Defense
     (CADE), but has not been judged up to the present time.

(d)  Corporate governance

     Braskem was created according to the most modern corporate governance practices, following principles that value transparency and respect for shareholders and creating conditions for the development and maintenance of a long-term relationship with its investors.

     This commitment is ratified in the Company's new by-laws, which, for example, grant to all shareholders (common and Class A and B preference shares) the right to participate under the same terms and conditions in an eventual sale of the control of the Company, and establish a permanent Fiscal Council, to which minority shareholders are entitled to elect one member and his alternate.

Braskem S.A. and Subsidiaries

Notes to the Financial Statements
at December 31, 2003 and 2002
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

     These principles are also present in the New Braskem Code of Conduct and the Policies for Disclosure of Information to the Market and Negotiation of Shares.

     On February 13, 2003 Braskem enrolled in Level 1 of Differentiated Corporate Governance of the Sao Paulo Stock Exchange (BOVESPA), which mainly commits the Company to improvements in providing information to the market and in the dispersion of shareholdings (25% of "free-float"). Upon enrollment in Level 1, Braskem assumed the commitment of enrolling in Level 2 of BOVESPA by the end of 2004.


2    Presentation of the Financial Statements

     The financial statements were prepared in accordance with the accounting practices adopted in Brazil and also in compliance with the standards and procedures determined by the Brazilian Securities Commission (CVM).

     The comparison between the financial statements for the year ended December 31, 2003 of the Company and its subsidiaries and the financial statements of the prior year must take into account the corporate restructuring mentioned in Note 1(c), especially the mergers of OPP Quimica, Nitrocarbono and ESAE, which mainly affected the comparability of the parent company's financial statements. The net assets and the results of the merged companies are presented in Note 1(c).

Braskem S.A. and Subsidiaries

Notes to the Financial Statements
at December 31, 2003 and 2002
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

For a better presentation and comparison between 2003 and 2002, the following reclassifications were made in the 2002 information:

     o In current assets and long-term receivables, the amounts of R$ 17,812 and R$ 86,668, respectively, recorded in Notes receivable, were reclassified as Related parties.

     o From Suppliers, in current liabilities, the insurance premiums payable, in the amount of R$ 31,730 (consolidated R$ 97,665), were reclassified to a specific account.

     o In the statement of operations, the income tax expenses were separated into current and deferred, in the amounts of R$ (137,063) and R$ 57,234, respectively.


3    Main Accounting Practices

(a)  Use of estimates

     In the preparation of the financial statements, it is necessary to use estimates to record certain assets, liabilities and transactions. The financial statements of the Company and its subsidiaries include, therefore, various estimates regarding the selection of the useful lives of property, plant and equipment, as well as provisions for contingencies, income tax and other similar amounts.

(b)  Determination of results of operations

     Results of operations are determined on the accrual basis of accounting. The provisions for income tax and Value-Added Tax on Sales and Services
     (ICMS) expenses are recorded gross of the tax incentive portions, with the amounts related to tax exemption and reduction recorded in capital reserves.

     In accordance with the requirements of CVM Deliberation 273 and Instruction 371, the deferred income tax is stated at probable realizable value, expected to occur as described in Note 16 (b).

Braskem S.A. and Subsidiaries

Notes to the Financial Statements
at December 31, 2003 and 2002
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

     The Company has recognized in results for the year the market value of derivative contracts relating to liabilities indexed to foreign currency or to international interest rates. At December 31, 2003, the net market value of the contracts is negative in R$ 4,056 (negative in R$ 21,123 at December 31, 2002).

     The sales transactions between the Company and the merged companies (Note 1(c)) from January 1 and March 31, 2003 have been eliminated, and the taxes resulting from these sales, in the amount of R$ 24,191, were classified as "Other operating expenses".

     Sales taxes, freights and returns in 2003, include the amount of R$ 121,998 for IPI, substantially calculated on the sales of the merged companies OPP Quimica and Nitrocarbono (Note 1(c)). In 2002, this expense totaled R$ 12,989, calculated on the sales of the merged company Proppet.

(c)  Current assets and long-term receivables

     Financial investments and marketable securities are shown at cost, plus income accrued up to the balance sheet date.

     The allowance for doubtful accounts is set up in an amount considered sufficient to cover estimated losses on the realization of the receivables, taking into account the Company's loss experience, and includes amounts in litigation.

     Inventories are stated at average purchase or production cost, which is lower than replacement cost or realizable value. Imports in transit are stated at the accumulated cost of each import.

     The other assets are shown at realizable values, including, where applicable, accrued income and monetary variations, or at cost in the case of prepaid expenses.

Braskem S.A. and Subsidiaries

Notes to the Financial Statements
at December 31, 2003 and 2002
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

(d)  Permanent assets

     These assets are stated at cost plus restatements for inflation through December 31, 1995 considering the following:

     o Investments in subsidiaries and associated companies are accounted for on the equity method, plus unamortized goodwill (less negative goodwill). Goodwill is based on the fair values of assets and expected future profitability of the investees and is amortized as described in Notes 10 and 12. Other investments are carried at the cost of acquisition.

     o Property, plant and equipment are shown at acquisition or construction cost and, as from 1997, include capitalized interest incurred during the expansion of production capacity of the plants.

     o Depreciation of property, plant and equipment is recorded on the straight-line method at the rates mentioned in Note 11.

     o Amortization of deferred charges is recorded over a period of up to ten years, as from the time benefits begin to accrue. Goodwill of merged companies is amortized over the period of expected future profitability up to ten years.

(e)  Current and long-term liabilities

     These liabilities are stated at known or estimated amounts, including accrued charges and monetary and exchange adjustments, when applicable. The provision for loss in subsidiaries is recorded based on the net capital deficiency (excess of liabilities over assets) of these companies, and is recorded as a long-term liability against the equity results in the statement of operations.

Braskem S.A. and Subsidiaries

Notes to the Financial Statements
at December 31, 2003 and 2002
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

(f)  Consolidated financial statements

     The consolidated financial statements include the financial statements of the Company and its subsidiaries and jointly-controlled entities in which it has direct or indirect share control, as shown below:



                                                                                                Interest in total
                                                                                                      capital - %
                                                                                              --------------------

                                                                             Head office
                                                                             (country)            2003       2002
                                                                             ---------------- --------- ----------

Subsidiaries
  COPENE MONOMEROS Especiais S.A. ("MONOMEROS")                              Brazil              87.24      87.24
  Copene Participacoes                                                       Brazil             100.00     100.00
  CPN Distribuidora de Combustiveis Ltda. ("CPN Distribuidora")              Brazil             100.00     100.00
  CPN Incorporated Ltd. ("CPN Inc.")                                         Cayman Islands     100.00     100.00
  CPP - Companhia Petroquimica Paulista ("CPP")                              Brazil              90.71
  ESAE                                                          (i)          Brazil                        100.00
  Investimentos Petroquimicos Ltda. ("IPL")                                  Brazil             100.00
  Lantana Trading Company Inc. ("Lantana")                                   Bahamas            100.00
  Nitrocarbono                                                  (i)          Brazil                         92.29
  ODEQUI                                                        (ii)         Brazil              98.63      98.39
  Odequi Investments Ltd. ("OIL")                                            Bahamas            100.00     100.00
  Odequi Overseas Inc. ("OVERSEAS")                                          Cayman Islands     100.00     100.00
  OPP Finance Ltd. ("OPP Finance")                                           Cayman Islands     100.00
  OQPA Administracao e Participacoes Ltda. ("OQPA")                          Brazil             100.00
  Polialden                                                     (iii)        Brazil              56.27
  Proppet Overseas Ltd. ("Proppet Overseas")                    (iv)         Bahamas            100.00     100.00
  Tegal Terminal de Gases Ltda. ("Tegal")                       (v)          Brazil              84.36      82.00
  Trikem                                                        (vi)         Brazil              12.55       5.18

Jointly-controlled entities                                     (vii)
  CETREL                                                        (viii)       Brazil              26.07      17.67
  Codeverde Companhia de Desenvolvimento
       Rio Verde ("CODEVERDE")                                               Brazil              35.44      35.42
  COPESUL                                                       (ix)         Brazil              23.67      20.67
  NORCELL                                                       (x)          Brazil                         86.15
  Politeno                                                      (iii)        Brazil              33.88

Braskem S.A. and Subsidiaries

Notes to the Financial Statements
at December 31, 2003 and 2002
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

The indirect holdings included in the consolidation are as follows:


                                                                                                Interest in total
                                                                                                      capital - %
                                                                                            ----------------------

                                                                         Head office
                                                                         (country)                2003       2002
                                                                         ------------------ ----------- ----------
Direct subsidiaries of ODEQUI
  OPE Investimentos                                          (xi)        Brazil                  89.41
  OPP Quimica                                                (i)         Brazil                            100.00
  Trikem                                                                 Brazil                  41.02

Direct and indirect subsidiaries of OPP Quimica
  CPP                                                                    Brazil                             90.71
  IPL                                                                    Brazil                            100.00
  Lantana                                                                Bahamas                           100.00
  OPE Investimentos                                                      Brazil                             89.41
  OPP Finance                                                            Cayman Islands                    100.00
  OPP Resinas                                                            Brazil                            100.00
  OQPA                                                                   Brazil                            100.00
  PSA Trading                                                (xii)       Aruba                             100.00
  Trikem                                                                 Brazil                             38.09

Direct subsidiaries of Trikem
  Companhia Alagoas Industrial - CINAL ("CINAL")                         Brazil                  63.03      47.06
  CPC Cayman Ltd. ("CPC Cayman")                                         Cayman Islands         100.00     100.00
  Odebrecht Mineracao e Metalurgia Ltda. ("OMML")                        Brazil                 100.00     100.00
  TRK Brasil Trust S.A. ("TRK")                                          Brazil                 100.00     100.00

Direct and indirect subsidiaries of Copene Participacoes
  Polialden                                                              Brazil                             42.64
  Politeno                                                   (vii)       Brazil                             30.99

Direct subsidiary of Poliaden
  Poliaden America Inc. ("Poliaden America")                             USA                    100.00     100.00

Direct subsidiary of COPESUL
  COPESUL International Trading Inc.                                     Bahamas                100.00     100.00

Direct subsidiary of NORCELL
  Copener Florestal Ltda.                                                Brazil                            100.00

(i)   Companies merged on March 31, 2003 (Note 1(c)).
(ii) On a consolidated basis, the total participation in the capital of ODEQUI, including the participation held by the subsidiary OVERSEAS, is 100%.
(iii) As described in Note 1(c), in June 2003, the Company obtained direct ownership in Polialden and Politeno.
(iv) In the process of liquidation.
(v) On a consolidated basis, the participation in the capital of Tegal, including the participation held by Trikem, is 90.79%.

Braskem S.A. and Subsidiaries

Notes to the Financial Statements
at December 31, 2003 and 2002
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


(vi) On a consolidated basis, the total participation in the capital of Trikem, including the participation held by the subsidiary Odequi, is 53.57%.
(vii) Investments were proportionally consolidated, as prescribed in CVM Instruction 247/96.
(viii)On a consolidated basis, the total participation in the capital of CETREL, including the participation held by the subsidiaries Trikem and Polialden, is 41.02%.
(ix) On a consolidated basis, the total participation in the capital of COPESUL, including the participation held by the subsidiary OPE Investimentos, is 29.46%.
(x)   Investment sold in July 2003 (Note 1(c)).
(xi) On a consolidated basis, the total participation in the capital of OPE Investimentos, including the participation held by the subsidiary OVERSEAS, is 100%.
(xii) Liquidated in June 2003.

In the consolidated financial statements, the intercompany investments and the equity in the results, as well as the intercompany assets, liabilities, income, expenses and unrealized gains arising from transactions between consolidated companies, were eliminated. Minority interest in the equity and in the results of subsidiaries has been segregated in the consolidated balance sheet and statement of operations, respectively.

Minority interest corresponds to the respective participations in Trikem, CINAL, CPP, Polialden, MONOMEROS, Tegal and Nitrocarbono.

For a better presentation of the consolidated financial statements, the cross-holding between the subsidiary Copene Participacoes and the Company, which arose from the corporate restructuring, was reclassified to treasury stock. The subsidiary Copene Participacoes holds 145,082,980 common shares and 72,541,480 Class A preference shares, representing 0.32% of the Company's total capital.

Braskem S.A. and Subsidiaries

Notes to the Financial Statements
at December 31, 2003 and 2002
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

The reconciliation between the parent company and consolidated shareholders' equity and the net income (loss) for the year is as follows:



                                                                            Shareholders'       Net income (loss)
                                                                                   equity            for the year
                                                                  ------------------------------------------------

                                                                          2003       2002       2003         2002
                                                                  --------------- ----------- --------  ----------

 Parent company                                                     2,158,319  1,871,637    211,011     (920,916)
    Cross-holding classified as treasury stock                        (13,110)   (13,110)
    Exclusion of the gain on sale of OPE Investimentos                (38,476)   (38,476)                (38,476)
    Reversal of goodwill amortization relating to sale of OPE
       Investimentos                                                    5,841      1,717      4,124       1,717
                                                                  ----------------------------------- ------------

 Consolidated                                                        2,112,574  1,821,768    215,135    (957,675)
                                                                  =================================== ============


Information about the balance sheets and statements of operations of the jointly-controlled entities, which are proportionally consolidated under the terms of CVM Instruction 247/96, is summarized below:

Braskem S.A. and Subsidiaries

Notes to the Financial Statements
at December 31, 2003 and 2002
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------



                                                               COPESUL (*)                 CETREL (**)       NORCELL
                                               ---------------------------- --------------------------- -------------

                                                       2003           2002          2003          2002          2002
Assets
   Current assets                                 1,386,448      1,304,692        27,145        20,323        10,121
   Long-term receivables                            445,298        768,643         8,704         9,352         2,647
   Permanent assets                               1,230,244      1,435,266       107,171       107,854       114,534
                                               ------------- -------------- ------------- ---------------------------

Total assets                                      3,061,990      3,508,601       143,020       137,529       127,302
                                               ============= ============== ============= ===========================



Liabilities and shareholders' equity
    Current liabilities                           1,052,160      1,713,098        20,054        15,191         3,054
    Long-term liabilities                           950,132        794,732        57,705        50,597           689
    Deferred income                                                                                           14,557
    Minority interest                                                                                            621
    Shareholders' equity                          1,059,698      1,000,771        65,261        71,741       108,381
                                               ------------- -------------- ------------- ---------------------------

Total liabilities and shareholders' equity        3,061,990      3,508,601       143,020       137,529       127,302
                                               ============= ============== ============= ===========================


Statement of operations
   Net sales revenues                             4,177,923      2,932,836        69,373        51,320        32,354
   Cost of sales and services                    (3,773,137)    (2,536,702)      (56,937)      (45,610)      (28,511)
                                               ------------- -------------- ------------- ---------------------------

   Gross profit                                     404,786        396,134        12,436         5,710         3,843
                                               ------------- -------------- ------------- ---------------------------


   Operating income (expenses), net                (208,513)      (405,107)      (19,029)      (14,489)         2,317
   Non-operating income (expenses), net                (908)       (54,282)          113          (815)        (8,061)
                                               ------------- -------------- ------------- ---------------------------


   Income (loss) before social contribution
    and income tax and participations               195,365       (63,255)       (6,480)       (9,594)         (1,901)
   Social contribution and income tax               (45,508)       31,183                                      (2,908)
   Minority interest                                                                                               71
                                               ------------- -------------- ------------- ---------------------------


   Net income (loss) for the year                   149,857       (32,072)       (6,480)       (9,594)       (4,738)
                                               ============= ============== ============= ===========================

(*) For purposes of equity in the results and consolidation of the financial statements of COPESUL in 2002, the deferral of net exchange losses permitted by CVM Deliberations 404/01 and 409/01 has been eliminated.
(**)  Financial statements with the elimination of revaluation reserve.
(***) Pre-operating stage.



                                                        CODEVERDE (***)                  Politeno
                                              -------------------------- -------------------------

                                                      2003         2002         2003          2002
Assets
   Current assets                                       89           86      289,081       345,802
   Long-term receivables                                55           47       55,978        15,209
   Permanent assets                                 96,445       95,737      199,387       198,832
                                              --------------- ----------- ------------ -------------

Total assets                                        96,589       95,870      544,446       559,843
                                              =============== =========== ============ =============



Liabilities and shareholders' equity
    Current liabilities                                 43           41       87,271        99,698
    Long-term liabilities                              718          718       15,403        26,310
    Deferred income
    Minority interest
    Shareholders' equity                            95,828       95,111      441,772       433,835
                                              ---------------- ---------- ------------ -------------

Total liabilities and shareholders' equity          96,589       95,870      544,446       559,843
                                              ============== ============ ============ =============


Statement of operations
   Net sales revenues                                                        943,856       733,552
   Cost of sales and services                                               (748,951)     (592,174)
                                              ------------- ------------- ------------ -------------

   Gross profit                                                              194,905       141,378
                                              -------------- ------------ ------------ -------------


   Operating income (expenses), net                                          (87,472)      (67,884)
   Non-operating income (expenses), net                                           80             2
                                              --------------- ----------- ------------ -------------


   Income (loss) before social contribution
    and income tax and participations                                        107,513        73,496
   Social contribution and income tax                                        (40,295)      (27,900)
   Minority interest
                                              -------------- ------------ ------------ -------------


   Net income (loss) for the year                                             67,218        45,596
                                              ================ ========== ============ =============

Braskem S.A. and Subsidiaries

Notes to the Financial Statements
at December 31, 2003 and 2002
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


4    Marketable Securities


                                                                     Parent company                   Consolidated
                                                     ------------------------------- ------------------------------

                                                               2003            2002           2003            2002
                                                     --------------- --------------- -------------- ---------------

Current assets
   Bank Certificates of Deposit (CDB)                       302,101           6,848        302,291          56,281
   Debentures                                                   112                         60,139             112
   COPESUL financial investment fund                                                        53,765          41,251
   Investment funds and others                                                             548,932         506,346
   Swap contracts                                                                                           59,056
                                                     --------------- --------------- -------------- ---------------

                                                            302,213           6,848        965,127         663,046
                                                     --------------- --------------- -------------- ---------------

Long-term receivables
   Shares of associated company held for sale                19,562                         19,562          18,887
   Debentures with participation in profits                  10,421                         10,421          23,146
   CDBs and investment funds                                                                                73,409
   Swap contracts                                                                                           33,838
   FINOR and others                                           4,216              43          4,248           4,217
                                                     --------------- --------------- -------------- ---------------

                                                             34,199              43         34,231         153,497
                                                     --------------- --------------- -------------- ---------------

Total                                                       336,412           6,891        999,358         816,543
                                                     =============== =============== ============== ===============


     The shares of associated company held for sale refer to the book value of 20% of the capital of Borealis OPP S.A. (former OPP Polimeros Avancados S.A.), which remain from the sale of the control of this company.

     The COPESUL financial investment fund is basically comprised of CDBs, which proportionally amount to R$ 53,765 at December 31, 2003 (2002 - R$ 40,715).

Braskem S.A. and Subsidiaries

Notes to the Financial Statements
at December 31, 2003 and 2002
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


5    Trade Accounts Receivable

                                                    Parent company                    Consolidated
                                     ------------------------------  ------------------------------

                                               2003           2002            2003            2002
                                     --------------- --------------  -------------- ---------------
Customers
   Domestic market                          722,481        319,085         996,577         973,718
   Foreign market                           309,881        216,004         418,258         579,946
Advances on foreign deliveries              (56,752)      (143,443)        (65,906)       (393,455)
Allowance for doubtful accounts             (54,666)          (774)       (105,705)       (158,934)
                                     --------------- --------------  -------------- ---------------

                                            920,944        390,872       1,243,224       1,001,275
Long-term receivables                       (24,745)        (3,443)        (27,038)        (42,270)
                                     --------------- --------------  -------------- ---------------

Current assets                              896,199        387,429       1,216,186         959,005
                                     =============== ==============  ============== ===============


     The Company has been adopting an additional policy of realizing domestic trade accounts, consisting of the sale of its receivables to a securitization company which pays the Company earlier than the normal maturity of these customer receivables.

     The Company and its subsidiaries have outstanding vendor arrangements at December 31, 2003, in the amount of R$ 7,861 (2002 - R$ 53,989), and in the consolidated of R$ 11,945 (2002 - R$ 53,989), deducted from trade accounts receivable balances.

     Advances for purchase of credit rights

     On June 6, 2002, the merged company OPP Quimica S.A. and the subsidiary Trikem S.A. obtained funds from Multichem Trust S.A. ("Multichem") in the amount of R$ 175,000, defined in an assignment contract as an advance for assignment of credit rights arising from future sales to Borealis OPP S.A. and Monsanto Nordeste S.A. and recorded as "Advances for purchase of credit rights". Amortization of this transaction began in the first quarter of 2003 and, at December 31, 2003, the balance was R$ 80,514 (consolidated - R$ 113,400).

Braskem S.A. and Subsidiaries

Notes to the Financial Statements
at December 31, 2003 and 2002
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

6    Inventories

                                                                    Parent company                Consolidated
                                                          -------------------------- ---------------------------

                                                                  2003         2002          2003          2002
                                                          -------------------------- ------------- -------------

Finished goods                                                 287,516       99,297       475,810       373,505
Work in process                                                 57,572        7,973        58,594        28,296
Raw materials, production inputs and packaging                 150,163       99,373       224,406       200,093
Warehouse (*)                                                  129,427       54,333       224,472       200,419
Advances to suppliers                                          101,437       80,750       170,422        80,750
Imports in transit and others                                   32,539       66,024        33,527        88,282
                                                          --------------- ----------- ------------- -------------

Total                                                          758,654      407,750     1,187,231       971,345
Long-term receivables                                          (62,513)     (33,730)     (115,603)      (82,278)
                                                          -------------- ------------ ------------- -------------

Current assets                                                 696,141      374,020     1,071,628       889,067
                                                          ============== ============ ============= =============


     (*) Based on its turnover, part of the maintenance materials inventory was reclassified as long-term.

     Advances to suppliers and expenditures for imports in transit mainly relate to the acquisition of petrochemical naphtha, which is the main raw material of the Company.


7    Judicial Deposits and Compulsory Loans


                                                      Parent company                  Consolidated
                                        ----------------------------- -----------------------------

                                                 2003           2002           2003           2002
                                        -------------- -------------- -------------- --------------

PIS/COFINS                                     78,302         64,812         93,964         73,626
Education contribution and INSS                17,677         14,507         21,569         21,046
Work accident insurance                        14,080         12,010         14,080         12,010
Labor claims                                    6,881          3,551         15,608          5,709
Eletrobras                                     15,036                        19,015          5,150
Other                                           5,742          3,872         27,104         23,416
                                        -------------- -------------- -------------- --------------

Total                                         137,718         98,752        191,340        140,957
                                        ============== ============== ============== ==============

Braskem S.A. and Subsidiaries

Notes to the Financial Statements
at December 31, 2003 and 2002
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


8    Related Parties

(a)  Parent company

                                                                                                                  Balances

                                               ----------------------------------------------------------------------------
                                                                   Long-term
                                                   Current assets receivables   Current liabilities  Long-term liabilities
                                               ------------------------------ ------------------------------------------------------

                                                   Trade
                                                accounts  Related    Related                Related                Related   Product
                                                receivable parties    parties    Suppliers   parties    Suppliers   parties    sales
                                               ------------------------------ ------------------------------------------------------

Subsidiaries
  Copene Participacoes
  CPN Distribuidora                                                                                                    986
  CPN Inc.                                        20,408             482,015                                                 323,215
  CPP                              (i)                                 3,845
  Lantana                                         79,370              84,400                                                 370,150
  MONOMEROS                                        6,418                              951                           74,347    66,193
  ODEQUI                           (ii)                                                     693,641                415,455
  OPE Investimentos                                                                                                 78,817
  OQPA                             (iii)                             266,986
  Poliaden America                                 1,992                                                                       1,787
  Polialden                                       16,237                                      4,897                378,221   230,200
  Proppet Overseas
  Tegal                            (i)                                 2,877        1,073                                      5,274
  Trikem                           (iv)                    21,652     73,683          336                          809,688   494,142

Jointly-controlled entities
  CETREL                           (i)                12                 458          156                                         91
  COPESUL                                          3,671                          367,595                                    102,076
  Politeno                                        17,557                                                                     682,666

Associated company
  Borealis OPP S.A.                                                                                                          107,624

Related parties
  COPENER - Copene Energetica S.A.                                                                                   4,789
  Petrobras                                                           28,038      230,083                 36,872
  Petrobras Distribuidora S.A.                                                      9,558                 21,565
  Other                                              898               2,779                                            93
                                               ----------- -------- ----------- ----------- --------- ----------- ---------- -------


At December 31, 2003                             146,563   21,652    945,081      609,752   698,538       58,437 1,762,396 2,383,418
                                               ========== ========= =========== ========== =========== ========= ========== ========

At December 31, 2002                             351,403   17,812    662,415      574,990     5,847       72,401 2,370,911 2,158,062
                                               =========== ======== =========== ========== =========== ========= ========= =========



(i)  Include amounts for advances for future capital increase.
(ii) The balance payable to ODEQUI, in the amount of R$ 1,109,096, will be settled up to June 2005 in accordance with the schedu agreed on by the parties.
(iii)Refers to the assignment of assets between the merged company OPP Quimica and the subsidiary OQPA in the capitalization of the subsidiary Lantana in October 2001.
(iv) The assets arise from the assumption of the debts between the Company and Trikem, with BNDES, related to the sale of shares of Salgema Industrias Quimicas S.A., in December 1995.






                                                                               Transactions
                                                    ----------------------------------------
                                                       Raw materials,
                                               services and utilities   Interest   Interest
                                                            purchases     income   expenses
                                                    ----------------------------------------

Subsidiaries
  Copene Participacoes                                                       225         35
  CPN Distribuidora
  CPN Inc.                                                                30,542
  CPP                              (i)
  Lantana                                                                  3,851      1,741
  MONOMEROS                                                     4,107                   842
  ODEQUI                           (ii)                                   55,207      5,738
  OPE Investimentos
  OQPA                             (iii)
  Poliaden America
  Polialden                                                     5,137                66,475
  Proppet Overseas                                                           316
  Tegal                            (i)                          8,319         90
  Trikem                           (iv)                         9,745     11,265    165,223

Jointly-controlled entities
  CETREL                           (i)                         11,382
  COPESUL                                                   1,730,579               113,727
  Politeno

Associated company
  Borealis OPP S.A.                                                                     231

Related parties
  COPENER - Copene Energetica S.A.
  Petrobras                                                 2,914,277      2,855
  Petrobras Distribuidora S.A.                                194,289
  Other                                                                      182
                                                    ------------------- ---------- ----------


At December 31, 2003                                        4,877,835    104,533    354,012
                                                    =================== ========== ===========

At December 31, 2002                                        2,592,266     36,823      6,788
                                                    =================== ========== ===========


(i)  Include amounts for advances for future capital increase.
(ii) The balance payable to ODEQUI, in the amount of R$ 1,109,096, will be settled up to June 2005 in accordance with the schedu agreed on by the parties.
(iii)Refers to the assignment of assets between the merged company OPP Quimica and the subsidiary OQPA in the capitalization of the subsidiary Lantana in October 2001.
(iv) The assets arise from the assumption of the debts between the Company and Trikem, with BNDES, related to the sale of shares of Salgema Industrias Quimicas S.A., in December 1995.

Braskem S.A. and Subsidiaries

Notes to the Financial Statements
at December 31, 2003 and 2002
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

(b)  Consolidated

                                                                                                                Balances


                                                      Current   Long-term
                                                       assets receivables    Current liabilities   Long-term liabilities
                                                   ---------------------------------------------- ----------------------------------

                                                        Trade
                                                     accounts     Related                Related                 Related     Product
                                                   receivable     parties   Suppliers    parties   Suppliers     parties       sales
                                                   ---------------------------------------------- ----------------------------------


Jointly-controlled entities
  COPESUL                                                                                                        157,403

Associated company
  Borealis OPP S,A,                                                                                                          107,624

Related parties
  Alberto Pasqualini - REFAP S,A                                                2,147
  COPENER - Copene Energetica S,A,                                                                                 4,789
  Ipiranga Petroquimica S,A,                           40,874      18,045         195                                        358,209
  Natal Trading                                                    13,238
  Nitroclor Produtos Quimicos S,A,                        879                                                      1,507
  Petrobras                                               229      28,038     234,483                 36,872                   2,614
  Petrobras Distribuidora S,A,                            122                   9,761                 21,565                   4,796
  Pronor                                                                                                           3,107
  Other                                                             3,395                    217                  10,772
                                                   ------------ ----------------------- --------- ------------ ----------- ---------


At December 31, 2003                                   42,104      62,716     246,586        217      58,437     177,578     473,243
                                                   ============ ======================= ========= ============ =========== =========

At December 31, 2002                                    5,340     117,000     671,350      8,242      72,401     189,339     505,969
                                                   ============ ======================= ========= ============ =========== =========




                                                                           Transactions
                                                ---------------------------------------

                                                 Raw materials
                                                 and utilities    Interest    Interest
                                                     purchases      income    expenses
                                                --------------- -----------------------


Jointly-controlled entities
  COPESUL

Associated company
  Borealis OPP S,A,                                                                231

Related parties
  Alberto Pasqualini - REFAP S,A                       163,799
  COPENER - Copene Energetica S,A,
  Ipiranga Petroquimica S,A,                            23,250       7,370
  Natal Trading
  Nitroclor Produtos Quimicos S,A,
  Petrobras                                          3,333,237       2,855
  Petrobras Distribuidora S,A,                         199,126
  Pronor
  Other                                                                182
                                                --------------- --------------- -------


At December 31, 2003                                 3,719,412      10,407         231
                                                =============== =============== =======

At December 31, 2002                                 2,607,587       2,050         285
                                                =============== =============== =======

Braskem S.A. and Subsidiaries

Notes to the Financial Statements
at December 31, 2003 and 2002
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

"Trade accounts receivable" and "Suppliers" include the balances resulting from transactions with related parties, arising mainly from the following sales and purchases of goods and services:

Sales of Braskem:

Company                                Products/inputs
---------------------------            -----------------------------------------

CPN Inc.                               Basic petrochemicals
Lantana                                Polyolefin and vinyl
MONOMEROS                              Corrente C4, Corrente C5 and utilities
Polialden                              Ethylene and utilities
Politeno                               Ethylene and utilities
Trikem                                 Ethylene and utilities

Purchases of Braskem:

 Company                               Products/inputs
 ------------------------------        -----------------------------------------

 COPESUL                               Ethylene, propane and utilities
 CPN Inc.                              Naphtha
 MONOMEROS                             Butane
 Petrobras                             Naphtha and petrol
 Petrobras Distribuidora               Fuel
 Tegal                                 Storage of gases
 Trikem                                Caustic soda

     Transactions with related parties are carried out at prices and on terms equivalent to the average practiced with third parties, considering the following:

     o The price of ethylene results from a process that shares the margin with the second generation companies of the petrochemical sector. This process consists of allocating the gross margin in proportion to the return on investments. The prices practiced for the other products are established based on various market factors, including international ones.

Braskem S.A. and Subsidiaries

Notes to the Financial Statements
at December 31, 2003 and 2002
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


     o The price of naphtha supplied by Petrobras is negotiated between Petrobras and the petrochemical companies using as a reference the price practiced in the European market. The Company is also importing naphtha at a volume equivalent to 30% of its consumption. The price reference is the international market (ARA).

     The related parties balance includes current account balances, as follows:



                                                                                                  Parent company
                                                                                       ---------------------------

Participating companies         Annual financial charges                                       2003          2002
------------------------------- ------------------------------------------------------ ------------- -------------

Subsidiaries
   Long-term receivables
          CPN Inc.              US$ exchange variation + interest of 8.30%                  482,015       268,864
          Lantana               US$ exchange variation + interest from 3.80% to 4.35%        84,400
          Nitrocarbono          Free of charges                                                            59,907
          OPP Quimica           100% CDI                                                                  191,601
          Tegal                 100% CDI                                                        671
          Trikem                100% CDI                                                                   19,632

   Long-term liabilities
          CPN Distribuidora     Free of charges                                                 986           986
          MONOMEROS             Free of charges                                              74,347        54,217
          OPE Investimentos     Free of charges                                              78,817
          OPP Quimica           100% CDI                                                                   14,575
          Polialden             100% CDI + interest of 0.65% (weighted average)             378,221        10,032
          Trikem                100% CDI + interest of 0.63% (weighted average)             809,688           816


     The current accounts are used by the Company and its direct and indirect subsidiaries to centralize available cash in a central pool for settlement of their obligations. Financial charges on remittances and balances of the pool of funds are agreed upon by the account holders, considering the costs of funds charged to the individual participants by financial institutions, so that such charges are paid/transferred to the Company.

Braskem S.A. and Subsidiaries

Notes to the Financial Statements
at December 31, 2003 and 2002
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

9    Taxes Recoverable


                                                                    Parent company                    Consolidated
                                                     ------------------------------ -------------------------------

                                                               2003           2002            2003            2002
                                                     --------------- -------------- --------------- ---------------

Value-added Tax on Sales and                                160,412         93,865         213,413         182,228
     Services (ICMS) recoverable
Excise Tax (IPI) recoverable (normal                         49,427         19,246          68,197         156,261
     operations)
Zero - Rated IPI                       (i)                  480,933                        480,933         764,544
Presumed IPI credit                                                         17,099                          22,298
Social Integration Program (PIS) -     (ii)                  30,455          8,870          52,681          54,858
Decree Laws 2445/88 and 2449/88
Income tax and social contribution                           36,676         16,159         108,776          91,440
Income tax on net income               (iii)                 51,866         47,551          66,952          62,095
Finsocial                              (iii)                                                14,221          14,221
Other                                                        14,702          2,706          31,401          53,437
                                                       -------------- --------------  --------------- ---------------

                                                            824,471        205,496       1,036,574       1,401,382

Current assets                                            (279,786)      (135,519)       (395,931)       (692,805)
                                                       -------------- --------------  --------------- ---------------

Long-term receivables                                       544,685         69,977         640,643         708,577
                                                     =============== ============== =============== ===============



(a)  Zero-rated IPI

     In July 2000, the merged company OPP Quimica filed a legal action to sustain the full application of the non-cumulative principle of the Excise Tax (IPI), requesting the right to a tax credit on the purchase of raw materials and input materials that are exempt from IPI or subject to a zero rate.

     On December 19, 2002, the Federal Supreme Court (STF), based on its previous plenary decisions about the subject, judged an Extraordinary Appeal lodged by the National Treasury and fully confirmed the decision of the Regional Federal Court (TRF) of the 4th. Region, which recognized that OPP Quimica has the right to a credit of IPI on these purchases, covering the ten years prior to the filing of the suit, including the related monetary restatement and SELIC rate for the period up to the date of the actual use of the credits.

     The STF decision was appealed by the National Treasury. The appeal no longer questions the right to the IPI credit but alleges imprecision in the decision regarding exempt inputs and raw materials, the restatement of the credit and the rate to be used for credit calculation purposes.

Braskem S.A. and Subsidiaries

Notes to the Financial Statements
at December 31, 2003 and 2002
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


     However, all these aspects have already been defined in the STF and TRF decisions favorable to OPP Quimica, or even in the plenary decisions of the STF. For this reason, the appeal does not represent any possibility of changes in OPP Quimica's right to the credit, which has already been examined by the highest level of the judicial system, according to the opinion of its legal advisors. This judicial order refers exclusively to the industrial establishments located in the State of Rio Grande do Sul. Of the total of R$ 1,030,125 recorded in December 2002, OPP Quimica had already offset R$ 265,581 against IPI due and, in 2003, a further R$ 364,891 was offset. The Company estimates that the remaining amount will be fully offset up to 2005, including offsets with other taxes due.

     Identical proceedings, covering the industrial unit of the merged company OPP Quimica in Bahia are pending judgment in the STJ. The calculation and accounting recognition of the credits involved in these proceedings will be based on the specific elements of each final decision, and the amounts cannot be determined in the present circumstances.

     The subsidiary Trikem filed an action in the States of Alagoas, Sao Paulo and Bahia and the Maceio - Al unit obtained a favorable judgment, giving it the right to the credit relating to the last 10 years. The TRF of the 5th. Region refused the appeal of the Federal Government, maintaining the decision of the lower court. The Federal Government lodged special and extraordinary appeals against the TRF decision. The special appeal is with the STJ awaiting judgment. In Sao Paulo - SP, the action was granted through interlocutory appeal and the proceedings were concluded for the final judgment. In Salvador - BA, the appeal was refused, but the TRF of the 1st Region confirmed the right to the credit relating to the last ten years. The Federal Government lodged special and extraordinary appeals against this decision. The appeals are now awaiting judgment.

     The calculation and accounting recognition of the credits involved in these cases of the subsidiary Trikem will be based on the specific elements of each final decision, and the amounts cannot be determined in the present circumstances. Based on a judicial order Trikem used credits relative to these processes of R$ 108,424 to offset IPI due on its operations. The tax offset is recorded in long-term liabilities, updated by the SELIC rate, in the amount of R$ 144,757 at December 31, 2003 (2002 - R$ 62,806).

Braskem S.A. and Subsidiaries

Notes to the Financial Statements
at December 31, 2003 and 2002
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

     The subsidiary Polianden filed an action in August 1999 and was granted the right to use IPI credits on inputs taxed at a zero rate for the last ten years. This decision was confirmed by the TRF of the 1st. Region, and was the object of special and extraordinary appeals by the Federal Government. The process was recently sent to the STJ. Based on the opinion of its legal advisors, who believe that a favorable final decision is possible taking into account a recent decision in the Supreme Court in favor of the taxpayer, Polialden has been offsetting the credits against IPI payable since March 2000, totaling R$ 78,820 at December 31, 2003, while maintaining a provision, duly updated as if the tax were due, in the amount of R$ 108,642 (2002 - R$ 70,780).

(b)  PIS - Decree Laws 2445/88 and 2449/88

     Considering the declaration that Decree Laws 2445/88 and 2449/88 were unconstitutional, through Federal Senate Resolution 48 of 1995, as well as decisions of the STJ concerning the calculation of the contribution to PIS in accordance with Complementary Law 7 of 1970, and the favorable opinion of its legal advisors, the Company recorded a credit relating to the PIS contribution for overpayments in the amount of R$ 43,638, already fully offset. On the same basis, the merged companies OPP Quimica and CPN Administradora and the subsidiary Trikem recorded credits, not yet offset, of R$ 52,419.

(c)  Other taxes recoverable

     The Company and its subsidiary Trikem have petitioned the court for the right to recover the tax credits for amounts overpaid related to the former Fundo de Investimento Social (Finsocial) and to the income tax on net income. According to the opinion of the legal advisors, the Company and its subsidiary have good chances of a favorable outcome in these cases.

Braskem S.A. and Subsidiaries

Notes to the Financial Statements
at December 31, 2003 and 2002
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

10   Investments

(a)  Information on the parent company's investments



                                                                                                             Adjusted net income
                                               Quantity of shares or quotas                  Interest in     (loss) for the year
                                                          owned (thousands)            total capital - %
                                     -----------------------------------------------------------------------------------------------

                                                   2003                2002           2003          2002         2003       2002
                                     -----------------------------------------------------------------------------------------------
Subsidiaries
   Copene Participacoes                       8,499,997           3,713,338         100.00         43.69       23,085     28,795
   CPN Distribuidora                                354                 354         100.00        100.00
   CPN Inc.                                          95                  95         100.00        100.00       (5,256)    35,345
   CPP                                            4,666                              90.71
   ESAE                                                           2,789,675                       100.00                   7,106
   IPL (*)                                          974                             100.00
   MONOMEROS                                    683,393             683,393          87.24         87.24        8,810     12,042
   Nitrocarbono                                                     135,607                        92.29                 (15,832)
   ODEQUI                                        23,922              20,078          98.63         98.39       (2,218)     1,053
   OIL                                                5                   5         100.00        100.00       33,269    248,644
   OPP Finance                                       50                             100.00                       (775)
   OQPA                                         153,602                             100.00                   (126,439)
   OVERSEAS (*)                                       1                   1         100.00        100.00       (1,953)   146,082
   Polialden                                    363,057                              56.27                     75,382
   Proppet Overseas (*)                               2                   2         100.00        100.00        2,458       (492)
   Tegal                                         20,384              19,814          84.36         82.00       (7,087)    (6,728)
   Trikem                                     7,639,888           3,155,601          12.55          5.18      342,800   (476,720)

Jointly-controlled entities
   CETREL                                           293                 198          26.07         17.67       (6,480)   (11,138)
   CODEVERDE                                      9,448               9,372          35.44         35.42
   COPESUL                                    3,555,182           3,104,531          23.67         20.67      149,857    (19,952)
   NORCELL                                                           62,520                        86.15                  (4,738)
   Politeno                                  20,757,722                              33.88                     67,218

Associated company
   Petroflex Industria e Comercio               141,597             141,597          20.12         20.12       60,743     29,665
   S.A. ("Petroflex")




                                  Adjusted shareholders' equity
                                       (net capital deficiency)
                                     ----------------------------
                                            2003            2002
                                     ----------------------------

Subsidiaries
   Copene Participacoes                   22,958         260,178
   CPN Distribuidora                       3,542           3,542
   CPN Inc.                               71,413          93,761
   CPP                                     5,144
   ESAE                                                  150,357
   IPL (*)                                   12
   MONOMEROS                             115,833         105,784
   Nitrocarbono                                              606
   ODEQUI                              2,341,438       1,999,215
   OIL                                  (369,748)       (492,864)
   OPP Finance                           (33,566)
   OQPA                                  (52,827)
   OVERSEAS (*)                         (242,549)       (294,234)
   Polialden                             448,180
   Proppet Overseas (*)                                  (3,006)
   Tegal                                  24,637          31,724
   Trikem                                664,597         285,391

Jointly-controlled entities
   CETREL                                 65,261         118,806
   CODEVERDE                              41,072          95,111
   COPESUL                             1,059,698       1,000,771
   NORCELL                                               108,381
   Politeno                              429,719

Associated company
   Petroflex Industria e Comercio        169,585         144,328
   S.A. ("Petroflex")

(*) Quantity of shares or quotas in units.

Braskem S.A. and Subsidiaries

Notes to the Financial Statements
at December 31, 2003 and 2002
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

(b) Information on the direct and indirect subsidiaries' investments



                               Quantity of shares or quotas                     Interest in              Adjusted net income
                                          owned (thousands)               total capital - %              (loss) for the year
                            ---------------------------------------------------------------------------------------------------

                                      2003             2002             2003           2002           2003              2002
                            ------------------------------------------------------------------------------- -------------------

Odebrecht Quimica
   OPE Investimentos                50,169                             89.41                        13,374
   OPP Quimica                                   27,259,498                          100.00                        (136,554)
   Trikem                       24,965,348                             41.02                       342,800

OPP Quimica
   CPP                                                4,666                           90.71
   IPL (*)                                              973                           99.90
   OPE Investimentos                                 50,169                           89.41                            4,357
   OPP Finance                                           50                          100.00                         (29,380)
   OQPA                                             153,602                          100.00                           78,814
   PSA Trading (*)                                      600                          100.00
   Trikem                                        23,186,488                           38.09                        (476,720)

Trikem
   CINAL                           107,638           80,370            63.03          47.06          4,479             1,912
   CPC Cayman                          900              900           100.00         100.00          7,762          (14,227)
   OMML                                147              147           100.00         100.00        (1,502)           (1,208)
   TRK                                   2                2           100.00         100.00        (1,527)           (1,156)

ESAE
   Copene Participacoes S.A.                      4,786,659                           56.31                           28,795

Copene Participacoes
   Poliaden                                         275,160                           42.64                           33,754
   Politeno                                       5,253,713                           30.99                           45,596

Polialden
   Poliaden America (*)                 60               60           100.00         100.00            268               227

(*)Quantity of shares or quotas in units.




                           Adjusted shareholders' equity
                              (net capital deficiency)
                           ----------------------------

                                 2003             2002
                           ----------------------------

Odebrecht Quimica
   OPE Investimentos          138,537
   OPP Quimica                                 354,273
   Trikem                     664,597

OPP Quimica
   CPP                                           5,144
   IPL (*)                                          12
   OPE Investimentos                           124,330
   OPP Finance                                 (40,101)
   OQPA                                         73,612
   PSA Trading (*)                                   2
   Trikem                                      285,391

Trikem
   CINAL                       87,295           79,805
   CPC Cayman                 225,407          266,165
   OMML                        (8,935)          (7,433)
   TRK                         (9,027)          (7,506)

ESAE
   Copene Participacoes S.A.                   260,178

Copene Participacoes
   Poliaden                                    377,987
   Politeno                                    433,835

Polialden
   Poliaden America (*)         1,364            1,287

Braskem S.A. and Subsidiaries

Notes to the Financial Statements
at December 31, 2003 and 2002
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


(c)  Investment activity





                                                                      Copene                                                     OPE
                                                         ESAE  Participacoes  Polialden  Politeno    ODEQUI   Trikem   Investimentos
                                                 ------------  -------------  ---------- --------- --------- --------- -------------

As of January 1                                       750,445       243,272                        3,854,885    14,795
Additions through mergers (i)                                       152,168      28,350                        128,362      114,091
Additions through spin-off of subsidiary                                        177,503  160,622
Additions through acquisition of shares                                          28,351                         42,142
Goodwill                                                                                                         1,810
Addition/(reduction) through capital
   increase/merger/
   spin-off                                          (750,445)     (353,540)    510,674  492,270 (1,543,330)  (115,405)    (115,196)
Negative goodwill on acquisition of shares                                      (24,119)                        (8,799)
Dividends                                                                       (12,248) (31,749)
Equity in the results                                                23,085      30,217   20,481     (1,754)    44,617        1,792
Gain (loss) in investments interest                                                      (3,768)
Amortization of (goodwill)/negative goodwill                        (42,027)    (31,518) (30,374)              (23,134)        (687)
Other                                                                                                              700
                                              --------------- --------------- ---------- ---------- ----------- ------------- ------

As of December 31                                                    22,958     707,210  607,482  2,309,801     85,088
                                              =============== ============== ========== ===================== ======================

Goodwill (negative goodwill) on investments                                     455,037  461,896                 1,671
                                              ================ ============== ========== ======== ============ =====================



                                                                       Parent company
                                          ---------------------------------------------
                                          Subsidiaries and jointly-controlled entities
                                          ---------------------------------------------
                                                                                 2003
                                          ---------------------------------------------

                                                   Tegal      MONOMEROS  Nitrocarbono
                                               ---------------------------------------

As of January 1                                   25,971        102,232        54,525
Additions through mergers (i)                        747
Additions through spin-off of subsidiary
Additions through acquisition of shares
Goodwill
Addition/(reduction) through capital
   increase/merger/
   spin-off                                                                   (54,525)
Negative goodwill on acquisition of shares
Dividends                                                        (9,947)
Equity in the results                            (5,935)          8,766
Gain (loss) in investments interest
Amortization of (goodwill)/negative goodwill                         (4)
Other
                                               -------------- -------------- ----------

As of December 31                                 20,783        101,047
                                               ============== ============== ==========

Goodwill (negative goodwill) on investments
                                               ============== ============== ==========

Braskem S.A. and Subsidiaries

Notes to the Financial Statements
at December 31, 2003 and 2002
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

Investment activity (continued)


                                              -----------------------------------------------------------------------------------
                                              -----------------------------------------------------------------------------------
                                              -----------------------------------------------------------------------------------

                                                             Intercapital      Nova Camacari
                                                 CPN Inc.            (ii)              (iii)    CETREL     COPESUL       NORCELL
                                              ------------- ---------------- ----------------- -------- ------------- -----------

As of January 1                                    93,761         340,982           (39,439)    13,624     451,265        65,262
Additions through mergers (i)                                                                    2,407      29,053
Additions through spin-off of subsidiary
Additions due to exchange of investments                                                         3,473
Additions through acquisition of shares
Goodwill                                                                                         6,929
Addition/(reduction) through capital
increase/merger/                                                 (321,119)
spin-off
Sale of investment                                                                                                        (90,569)
Negative goodwill on acquisition of shares
Dividends                                                                                                  (15,543)
Equity in the results                              (5,256)                                      (1,537)     37,149            307
Equity adjustment eliminating revaluation
reserve
Gain (loss) in investments interest
Loss due to changes in evaluation criteria
Reversal of (provision for) loss on                                                                                       25,000
investments
Amortization of (goodwill)/negative goodwill                     (19,863)             4,595      (397)   (28,164)
Other
Exchange variation on foreign investments         (17,092)
                                             ------------- ---------------- ----------------- -------- ------------- -----------
As of December 31                                  71,413                           (34,844)    24,499     473,760
                                              ============= ================= ================ ========= ============ ==========
Goodwill (negative goodwill) on investments                                         (34,844)     7,482     222,964
                                              ============= ================= ================ ========= ============= =========



                                                                 Parent company
                                             -----------------------------------
                                             ubsidiaries and jointly-controlled
                                                                       entities
                                             -----------------------------------
                                                              2003         2002
                                             -----------------------------------


                                                Other        Total        Total
                                              --------- --------------- --------


As of January 1                                 3,542    5,975,122    1,691,938
Additions through mergers (i)                  78,292      533,470    4,343,482
Additions through spin-off of subsidiary                   338,125
Additions due to exchange of investments                     3,473
Additions through acquisition of shares                     70,493
Goodwill                                                     8,739      318,300
Addition/(reduction) through capital
increase/merger/                                  272   (2,250,344)    (333,621)
spin-off
Sale of investment                                         (90,569)
Negative goodwill on acquisition of shares                 (32,918)
Dividends                                                  (69,487)     (18,216)
Equity in the results                         (73,612)      78,320      204,206
Equity adjustment eliminating revaluation                                 1,582
reserve
Gain (loss) in investments interest                         (3,768)       4,201
Loss due to changes in evaluation criteria                              (38,848)
Reversal of (provision for) loss on            12,793       37,793      (37,793)
investments
Amortization of (goodwill)/negative goodwill              (171,573)    (180,162)
Other                                             (10)         690
Exchange variation on foreign investments                  (17,092)      20,053
                                             --------- --------------- ---------
As of December 31                              21,277    4,410,474    5,975,122
                                             ========== ============= ==========

Goodwill (negative goodwill) on investments    (1,500)   1,112,706    3,217,712
                                             =========== ============ ==========

(i) Additions through mergers arise from the corporate restructuring described in Note 1(c).
(ii) The goodwill on Intercapital, in the acquisition of ESAE investment was transferred to Polialden and Politeno, in the amounts of R$ 164,413 and R$ 156,706, respectively.
(iii) Negative goodwill on the acquisition of the investment in Nova Camacari, in July 21, based on expected future profitability.

Braskem S.A. and Subsidiaries

Notes to the Financial Statements
at December 31, 2003 and 2002
All amounts in thousands of reais unless otherwise indicated

--------------------------------------------------------------------------------

Investment activity (continued)

                                                                                                   Parent company
                                                                            --------------------------------------

                                                                                   Petroflex - Associated company
                                                                            --------------------------------------

                                                                                         2003                2002
                                                                            ------------------  ------------------
As of January 1                                                                        21,771              16,364
Equity in results                                                                      12,836               6,339
Dividends                                                                                (713)
Amortization of goodwill                                                                 (389)               (932)
                                                                            ------------------  ------------------

As of December 31                                                                      33,505              21,771
                                                                            ==================  ==================

Goodwill (negative goodwill) on investments                                              (614)               (226)
                                                                            ==================  ==================

Subsidiaries with net capital deficiency

                                                                                                   Parent company
                                        --------------------------------------------------------------------------

                                                        Provision for loss on investments - long-term liabilities
                                        --------------------------------------------------------------------------

                                                                                                   2003      2002
                                        ---------------------------------------------------------------- ---------

                                                                                   Proppet
                                             OIL     OQPA  OPP Finance    OVERSEAS Overseas       Total     Total
                                        --------- --------     --------   ---------   ------- ---------- ---------

 At the beginning of the year           492,864                            294,234     3,006    790,104     2,514
 Addition through merger                                        40,101                           40,101   659,376
 Increase/reversal of the provision
      Liquidation of the company                                                      (4,284)    (4,284)
       From results for the year        (33,269)   52,827          775       1,953     1,774     24,060   (20,394)
       Exchange variation on
        shareholders' equity            (89,847)                (7,310)    (53,637)     (496)  (151,290)  148,608
                                        --------- --------     --------   ---------   ------- ---------- ---------

 As of December 31                       369,748   52,827       33,566     242,550              698,691   790,104
                                        ========= ========     ========   =========   ======= ========== =========

Braskem S.A. and Subsidiaries

Notes to the Financial Statements
at December 31, 2003 and 2002
All amounts in thousands of reais unless otherwise indicated
------------------------------------------------------------------------------------------------------------------------------------


Investment activity (continued)
                                                                                                                       Consolidated
                                        -------------------------------------------------------------------------------------------

                                                                                               Subsidiaries and jointly-controlled
                                                                                                                          entities
                                        -------------------------------------------------------------------------------------------

                                                                                                                              2003
                                        -------------------------------------------------------------------------------------------

                                                                                                                          Goodwill
                                        -------------------------------------------------------------------------------------------

                                                       Copene
                                              ESAE  Participacoes    Polialden     Politeno       ODEQUI        COPESUL      Trikem
                                              ----  -------------    ---------     --------       ------        -------      ------

As of January 1                            598,627     125,225                                  1,963,524       251,128     362,788
  Goodwill (negative goodwill) on
    the acquisition of shares                                                                                                 1,810
  Addition (reduction) of goodwill
    due to merger/spin-off                (598,627)    598,627                                 (1,963,524)                  563,952
  Addition (reduction) of goodwill
    due to spun-off portion                           (681,825)       510,674      492,270
  Exchange of shares                                                                                                        (10,195)
  Negative goodwill on the acquisition
    of shares                                                         (24,119)                                               (8,799)
  Reversal of (provision for)
    loss on investments
  Amortization of (goodwill)/negative
    goodwill                                           (42,027)       (31,518)     (30,374)                     (28,164)   (107,897)
                                        -----------  -----------      ---------    --------     ----------     ----------  --------

As of December 31                                                     455,037      461,896                      222,964     801,659
                                        ===========  ===========      =========    ========     ==========     ==========  ========

Braskem S.A. and Subsidiaries

Notes to the Financial Statements
at December 31, 2003 and 2002
All amounts in thousands of reais unless otherwise indicated
------------------------------------------------------------------------------------------------------------------------

Investment activity (continued)

                                                                                                           Consolidated
                                        --------------------------------------------------------------------------------

                                                                           Subsidiaries and jointly-controlled entities
                                        --------------------------------------------------------------------------------

                                                                                                    2003           2002
                                        ---------------------------------------------------------------- ---------------

                                                                                  Negative
                                                                                  goodwill/
                                                                     Goodwill     provision
                                        --------------------------------------- -----------

                                        Intercapital  Nitrocarbono      Other       Other         Total        Total
                                        ------------  ------------      -----       -----         -----        ---------

As of January 1                            340,982      53,967            954      (78,732)     3,618,463     1,144,171
  Goodwill (negative goodwill) on
    the acquisition of shares                                             (53)                      1,757     2,721,686
  Addition (reduction) of goodwill
    due to merger/spin-off                             (53,967)                                (1,453,539)
  Goodwill recording                                                    6,929                       6,929        56,611
  Addition (reduction) of goodwill
   due to spun-off portion                (321,119)
  Write-off due to exchange of shares                                                             (10,195)
  Negative goodwill on the
    acquisition of shares                                                                         (32,918)
  Reversal of (provision for) loss
    on investments                                                                  37,793         37,793       (37,793)
  Amortization of (goodwill)/negative
    goodwill                               (19,863)                      (348)       4,595       (255,596)     (266,212)
                                         -----------   --------        ------     ----------   ------------  -----------

As of December 31                                                       7,482      (36,344)     1,912,694     3,618,463
                                         ===========   ========        ======     ==========   ============  ===========

Braskem S.A. and Subsidiaries

Notes to the Financial Statements
at December 31, 2003 and 2002
All amounts in thousands of reais unless otherwise indicated
------------------------------------------------------------------------------------------------------------------------------------

Investment activity (continued)

                                                                                                      Consolidated
                                                    --------------------------------------------------------------

                                                                                              Associated companies
                                                    --------------------------------------------------------------

                                                                                               2003          2002
                                                    -----------------------------------------------       --------

                                                    Rionil       Sansuy       Petroflex       Total         Total
                                                    -------    --------       --------      --------      --------

As of January 1                                      2,702        2,959        21,771        27,432        16,364
Additions                                                                                                   5,284
Equity in results                                     (742)         546        12,836        12,640         6,716
Dividends                                                                        (713)         (713)
Loss arising on change in method of                              (1,275)                     (1,275)
evaluation
Amortization of goodwill                                                         (389)         (389)         (932)
                                                    -------    --------       --------      --------      --------

As of December 31                                    1,960        2,230        33,505        37,695        27,432
                                                    =======    =========      ========      ========      ========

(d)  Information on the main investees with operating activities

     MONOMEROS

     MONOMEROS is engaged in the manufacture of petrochemical products at its industrial plant located in Camacari, Bahia, producing Isoprene and Butane I.

     Tegal

     Tegal is engaged in rendering services, for its own accounts or third parties, of storage and transportation of liquid gases to companies located at the Camacari Petrochemical Complex.

     Trikem

     Trikem is engaged in research, extraction and manufacture of chemical mineral products and plastics in general, production of caustic soda, chlorine and ethylene dichloride, sales of its own products and third-party products, as well the importation and exportation of chemical products and participation in other companies. Trikem's activities are conducted at industrial plants located in Camacari, Bahia, Sao Paulo, Sao Paulo, and Maceio and Marechal Deodoro, Alagoas. In July 2003, the Company increased its direct participation in the capital of Trikem through the acquisition of shares from minority shareholders (Note 1(c)). In January 2004, Trikem was merged into the Company (Note 27(a)).

Braskem S.A. and Subsidiaries

Notes to the Financial Statements
at December 31, 2003 and 2002
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

     Polialden

     Polialden is engaged in the manufacture, processing, sale, import and export and any other activities related to the production or sale of high-density polyethylene and other chemical and petrochemical products. Polialden operates an industrial unit in Camacari. In June 2003, the Company obtained direct participation in the capital of Polialden, resulting from the merger of the assets of the subsidiary Copene Participacoes (Note 1(c)). In July 2003, the Company increased its participation in Polialden through the acquisition of shares from minority shareholders (Note 1(c)).

     CETREL

     The activities of CETREL are to (1) supervise, coordinate, operate and monitor environmental protection systems; (2) carry out research in the environmental control area and in the recycling of waste and other materials recoverable from industrial and urban emissions; (3) monitor the levels of environmental pollution of air quality, water resources and other vital elements; (4) perform environmental diagnostics; (5) prepare and implement projects of environmental engineering solutions; (6) develop and install environmental management systems and those relating to quality, laboratory analyses, training, environmental education and also (7) specification, monitoring and intermediation in the acquisition of materials of environmental protection systems.

     Politeno

     Politeno is engaged in the manufacture, processing, direct or indirect sale, consignment, export, import and transportation of polyethylene and by-products, as well as the participation in other companies. The main raw material for all of its products is ethylene, which is supplied by Braskem. Politeno operates an industrial plant in Camacari - Bahia. In June 2003, the Company obtained direct participation in the capital of Politeno, resulting from the merger of the assets of the subsidiary Copene Participacoes (Note 1(c)).

     COPESUL

     COPESUL is engaged in the manufacture, sale, import and export of basic petrochemical products and the production and supply of utilities, such as steam, water, compressed air, electrical energy, to the companies in the Triunfo Petrochemical Complex in the state of Rio Grande do Sul, as well as providing various services to these companies.

Braskem S.A. and Subsidiaries

Notes to the Financial Statements
at December 31, 2003 and 2002
All amounts in thousands of reais unless otherwise indicated
------------------------------------------------------------------------------------------------------------------------------------

11   Property, Plant and Equipment

                                                                                   Parent company
                                         ---------------------------------------------------------

                                                                              2003           2002
                                         ------------------------------------------  -------------

                                             Restated    Accumulated
                                                 cost   depreciation           Net            Net
                                         ------------- -------------- -------------  -------------


Land                                            7,933                        7,933          6,211
Buildings and improvements                    377,491      (156,090)       221,401        120,932
Machinery, equipment and installations      4,541,733    (1,549,398)     2,992,335      1,848,559
Furniture and fixtures                         14,404       (12,399)         2,005            802
Information technology                         27,497       (23,101)         4,396          2,924
Construction in progress                      272,382                      272,382        190,125
Other                                          57,474       (25,489)        31,985         31,793
                                         ------------- -------------- -------------  -------------

                                            5,298,914    (1,766,477)     3,532,437      2,201,346
                                         ============= ============== =============  =============


                                                                                     Consolidated
                                         ---------------------------------------------------------

                                                                               2003          2002
                                         ------------------------------------------- -------------       Annual
                                                                                                   depreciation
                                              Restated   Accumulated                                      rates
                                                  cost  depreciation            Net           Net           - %
                                         -------------- ------------- -------------- ------------  -------------


Land                                            52,828                       52,828        82,768
Buildings and improvements                     759,937     (294,406)        465,531       492,020       2 to 10
Machinery, equipment and installations       7,150,642   (3,097,748)      4,052,894     3,513,644     1.3 to 20
Furniture and fixtures                          35,346      (28,344)          7,002         7,899            10
Information technology                          53,377      (43,522)          9,855        12,892            10
Construction in progress                       405,376                      405,376       379,732
Other                                           92,927      (54,455)         38,472        90,211      Up to 20
                                         -------------- ------------- -------------- -------------

                                             8,550,433   (3,518,475)      5,031,958     4,579,166
                                         ============== ============= ============== =============

Construction in progress relates principally to projects for operating improvements to increase the useful life of the industrial units, as well as programs in the areas of health, technology and security.

At December 31, 2003, property, plant and equipment includes the appreciation, as goodwill, of the assets arising from merged companies (Note 1(c)), transferred in conformity with CVM Instruction 319/99, in the amount of R$ 717,499.

Braskem S.A. and Subsidiaries

Notes to the Financial Statements
at December 31, 2003 and 2002
All amounts in thousands of reais unless otherwise indicated
------------------------------------------------------------------------------------------------------------------------------------


12   Deferred Charges

                                                                     Parent company                  Consolidated
                                                    ------------------------------- ------------------------------

                                                              2003            2002           2003            2002
                                                    --------------- --------------- -------------- ---------------

Pre-operating expenses                                     219,462         345,195        289,358         470,845
Rights to manufacturing processes                           50,575                         53,730          49,821
Organization and implementation expenses                   123,575          95,391        239,909         192,365
Expenditures for structured operations                     198,968          74,082        314,245         245,766
Goodwill on the acquisition/merger of
   investments                                           1,228,969          51,136        885,836          61,861
Expenditures for programmed stoppages                      264,611         396,026        342,649         474,192
Research and development                                    51,928          51,170         86,165         104,551
Catalysts and other                                         57,054          65,853         57,133          87,916
                                                    --------------- --------------- -------------- ---------------

                                                         2,195,142      1,078,853       2,269,025       1,687,317
Accumulated amortization                                  (571,174)      (723,054)       (745,825)     (1,008,738)
                                                    --------------- --------------- -------------- ---------------

                                                         1,623,968         355,799      1,523,200         678,579
                                                    =============== =============== ============== ===============

Goodwill on the acquisition/merger of investments includes an amount of R$ 1,164,661, arising from the merger of
OPP Quimica (Note 1(c)), of which R$ 369,748 is eliminated in the consolidation, based on expected future profitability in accordance with appraisal reports issued by independent experts and transferred to deferred charges in conformity with CVM Instruction 319/99. This goodwill is being amortized over up to 10 years.

At programmed dates, which vary from one to six years, the Company and its subsidiaries stop production, totally or partially, to carry out inspection and maintenance. The costs associated with each stoppage are deferred and amortized to cost of production up to the beginning of the next corresponding stoppage.

Braskem S.A. and Subsidiaries

Notes to the Financial Statements
at December 31, 2003 and 2002
All amounts in thousands of reais unless otherwise indicated
------------------------------------------------------------------------------------------------------------------------------------

13   Debt

                                         Annual financial charges
                                         ------------------------------------------------------------------
Foreign currency
     Foreign notes payable (Eurobonds)   Fx US$ + interest of 9.00% to 11.5%

     Advances on exports contracts       Fx US$ + interest of 6.25% to 12.30%

     Export prepayment                   Fx US$ + interest of 1.75% to 5.25% above LIBOR or fixed interest of 1.45% to 10.64%

     Medium Term Notes                   Fx US$ + interest of 9.25% to 12.50%

     Raw material financing              Fx US$ and YEN + interest of 2.50% to 2.63% above LIBOR or fixed interest of 4.11% to 8.26%

     Permanent assets financing          Fx US$ + interest of 2.88% above LIBOR or fixed interest of
                                         3.38% to 8.64%

     Working capital                     Fx US$ + interest of 6.25%

Local currency
     Working capital                     Interest of 2.42% to 14.03% + SELIC and CDI or Fx
                                         US$ + interest of 7.00% to 13.00% or fixed interest of 30.61% to
                                         41.42%

     FINAME                              Fixed interest of 9.35% to 11.00% + TJLP

     BNDES                               Fixed interest of 6.50% to  11.00% + TJLP and UMBNDES

     Acquisition of shares               Fixed interest of 4.00% to 4.50% + TJLP, IGPM

     Vendor and other



Less: current liabilities

Long-term liabilities


                                                         Parent company                    Consolidated
                                         ------------------------------- -------------------------------

                                                   2003            2002            2003            2002
                                         --------------- --------------- --------------- ---------------

Foreign currency
     Foreign notes payable (Eurobonds)        1,104,619         530,657       1,636,898       1,751,421

     Advances on exports contracts              269,542           7,158         458,522         434,156

     Export prepayment
                                              1,294,275       1,429,918       1,182,494       2,437,536

     Medium Term Notes                        1,369,159                       1,369,159

     Raw material financing                       7,307          48,103         243,272          48,103

     Permanent assets financing
                                                 88,591          66,258         321,591         492,477

     Working capital                                                              8,025         276,433

Local currency
     Working capital
                                                475,768         446,595         556,000         694,818


     FINAME                                       1,710             616          32,006          19,441

     BNDES                                      276,288         225,390         280,095         304,172

     Acquisition of shares                      253,040         176,491         253,040         300,502

     Vendor and other                               511                             618          68,420
                                         --------------- --------------- --------------- ---------------

                                              5,140,810       2,931,186       6,341,720       6,827,479
Less: current liabilities                    (2,474,482)       (930,650)     (2,726,456)     (2,844,520)
                                         --------------- --------------- --------------- ---------------

Long-term liabilities                         2,666,328       2,000,536       3,615,264       3,982,959
                                         =============== =============== =============== ===============

CDI        =  Interbank Certificate of Deposit Rate
UMBNDES    =  BNDES monetary unit
IGP-M      =  Market General Price Index
LIBOR      =  London Interbank Offered Rate
FX         =  Foreign Exchange Variation
SELIC      =  Official Market Interest Rate
TJLP       =  Long-term Interest Rate, published by the Brazilian Central Bank

Braskem S.A. and Subsidiaries

Notes to the Financial Statements
at December 31, 2003 and 2002
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

(a)  Foreign notes payable (Eurobonds)

     In June 1997, the Company issued Eurobonds amounting to US$ 150,000 thousand falling due in June 2007 and with annual interest of 9%, paid semiannually.

     The Company also has Eurobonds issued by OPP Petroquimica (merged into OPP Quimica in December 2002) as follows: (i) US$ 125,000 thousand issued in February 1996, falling due in February 2004 and with annual interest of 11.5% paid semiannually and (ii) US$ 100,000 thousand issued in October 1996, falling due in October 2004, with annual interest of 11%, paid semiannually.

     In July 1997, the subsidiary Trikem issued Eurobonds in the amount of US$ 250,000 thousand, falling due in July 2007 and with annual interest of 10.625%, paid semiannually in January and July of each year, commencing in January 1998. These notes grant exclusively to Trikem the right to repurchase the Eurobonds on July 24 of each year as from July 2002.

(b)  Prepayment of exports

     On December 28, 2001, the Company obtained funds in the amount of US$ 250,000 thousand as prepayment of exports, which funds were used for the payment of shares acquired in July 2001. This loan was placed in two tranches and structured by a pool of banks led by ABN AMRO Real S.A. and Citibank S.A. The first tranche, in the amount of US$ 80,000 thousand, has a settlement term up to December 2004 and is subject to interest of 3.75% per annum plus 6 month LIBOR, payable semiannually. The second tranche, in the amount of US$ 170,000 thousand, has a settlement term up to December 2006 and is subject to interest of 4.75% per annum plus 6 month LIBOR, payable semiannually. The debt balance, at December 31, 2003, is US$ 223,076 thousand - R$ 644,510 (2002 - US$ 250,047 thousand - R$ 883,490).

     In June 2000, OPP Petroquimica received an advance from a foreign customer in the amount of US$ 75,300 thousand. In addition to the foreign exchange variation, the advance is subject to annual interest of 1.75% over 6 month LIBOR. This loan was fully settled in December 2003.

Braskem S.A. and Subsidiaries

Notes to the Financial Statements
at December 31, 2003 and 2002
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

     In December 2002, the merged Company OPP Quimica received an advance from a foreign customer, in the amount of US$ 97,200 thousand. In addition to the exchange variation, the advance is subject to annual interest of 1.75% over LIBOR. This contract is guaranteed by a surety bond and will be paid through shipments from June 2003 to June 2006. The debt balance at December 31, 2003 is US$ 96,683 thousand (R$ 279,336).

     The consolidated balance of prepayment of exports includes the balance of an advance of US$ 100,000 thousand made by a foreign customer of Trikem in August 1997 with a limit for shipment of up to June 2004. This advance bears annual interest of 12% and the balance at December 31, 2003 is US$ 47,210 thousand (R$ 136,395).

     The Company has other prepayments of export operations in the amount of US$ 128,210 thousand (R$ 370,429) (consolidated - US$ 42,300 thousand - R$ 122,253) which will be settled at various dates through February 2006. In addition to foreign exchange variation, the Company is subject to annual interest from 4.25% to 5.25% above LIBOR.

(c)  Medium Term Notes ("MTN") Program

     In July 2003 Braskem initiated a MTN Program of US$ 500,000 thousand. On July 16 a first tranche of US$ 75,000 thousand was issued in the US Market, with interest of 10.5% p.a. and maturity in one year. Further issues in complement of the first tranche were made between August 1 and October 23, 2003, in the amount of US$ 46,000 thousand, with the same interest of 10.5% p.a. and maturing on July 16, 2004.

     On October 23, 2003 a second tranche was issued in the amount of US$ 65,000 thousand also in the US Market, with interest of 9.25% p.a. and maturity in two years.

Braskem S.A. and Subsidiaries

Notes to the Financial Statements
at December 31, 2003 and 2002
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

     On October 31, 2003 the Company issued a third tranche of US$ 200,000 thousand with interest of 12.5% p.a. and maturity in five years. On November 26, 2003 the Company reopened the third tranche and issued a further US$ 75,000 thousand with interest of 12.5% p.a. and maturity in five years.

     The total of notes issued up to December 31, 2003 may be summarized as follows:

Issue                                                                                                  Thousands
                                              Annual interest - %    Maturity                    of U.S. dollars
-------------------------------        --------------------------    -------------------------------------------
1st tranche                                                10.50               July 16, 2004             121,000
2nd tranche                                                 9.25            October 23, 2005              65,000
3rd tranche                                                12.50     October 31 and November             275,000
                                                                                    26, 2008
                                                                                            --------------------

Total issued                                                                                            461,000
                                                                                            ====================

                                                                                                             R$
                                                                                            --------------------

Total issued                                                                                          1,331,921
Interest accrued                                                                                         37.238
                                                                                            --------------------

Total                                                                                                 1,369,159
                                                                                            ====================

     The Company's Board of Directors, at a meeting on December 16, 2003, authorized an increase in the total of the program to US$ 1 billion and an extension in the term from five to ten years. In January 2004, the amount of US$ 250,000 thousand (Note 27(b)) was placed.

(d)  FINAME and BNDES

     The loans in local currency denominated "Fixed capital" relate to various operations for the increase in production capacity, environmental programs, operating control centers, laboratory and waste treatment stations. Principal and charges are payable monthly up to July 2007.

Braskem S.A. and Subsidiaries

Notes to the Financial Statements
at December 31, 2003 and 2002
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

(e)  Acquisition of shares

     The loans for purchase of shares relate to: (i) the acquisition from BNDESPAR of one billion Class B preference shares of Copene Participacoes, made in September 2001 by the merged company Nova Camacari, for the price of R$ 163,997. The loan principal is payable in full on August 15, 2006. The principal bears interest of 4% p.a. and TJLP, due annually as from August 15, 2002. At December 31, 2003 the balance is R$ 177,300; (ii) the acquisition by ODEQUI in September 1992 of the shares of PPH Cia. Industrial de Polipropileno and Poliolefinas S.A., which were companies that formed the merged OPP Quimica. This acquisition was financed by the Banco do Brasil for 12.5 years and the loan is restated by the change in the IGP-M index plus interest of 4.5% p.a. Interest is paid semiannually in March and September as from March 1993 and the principal is being repaid in 17 semiannual successive installments since March 1997. The balance at December 31, 2003 is R$ 75,740.

     Long-term loans mature in the followings years:

                                                          Parent company                            Consolidated
                                 ---------------------------------------  ---------------------------------------

                                               2003                2002                 2003                2002
                                 -------------------  ------------------  -------------------  ------------------
 2004                                                           553,496                                1,341,884
 2005                                       888,695             484,287            1,042,737             689,369
 2006                                       486,254             415,682              503,359             507,673
 2007                                       496,849             547,071            1,237,584           1,442,359
 2008 onward                                794,530                                  831,584               1,674
                                 -------------------  ------------------  -------------------  ------------------

                                          2,666,328           2,000,536            3,615,264           3,982,959
                                 ===================  ==================  ===================  ==================

     In the case of short-term loans, the Company and its subsidiaries have given security such as trade bills receivable, promissory notes guaranteed by the directors and shares. Certain working capital operations are secured by letters of credit and bank guarantees.

Braskem S.A. and Subsidiaries

Notes to the Financial Statements
at December 31, 2003 and 2002
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

     Long-term loans are secured by liens on fixed assets, shares, guarantees of the shareholders and bank guarantees. Certain long-term operations are guaranteed by surety bonds and mortgages of the Company's industrial plants. Also certain loans related to the acquisition of fixed assets are secured by the items financed, shares and guarantees of directors and shareholders.

14   Debentures

     On October 1, 2001, the Company carried out the 10th issue of 6,250 non-convertible debentures, with a floating guarantee. The issue was fully subscribed and realized in two series, which have the following characteristics:

                                     1st series                                2nd series
                                     ----------------------------------------- ------------------------------------
Unit face value                      R$ 100                                    R$ 100
Quantity of notes                    4,108                                     2,142
Issue date                           October 1, 2001                           October 1, 2001
Final maturity date                  October 1, 2006                           October 1, 2006
First remuneration period:
   Duration                          36 months after the issue date            36 months after the issue date
   Remuneration                      110% of CDI from October 1, 2001 to       IGP-M + 13.25% p.a.
                                     November 30, 2002
                                     118.33% of CDI as from December 1, 2002
   Payment frequency                 Semiannual, as from April 2002            Annual, as from October 2002

     On November 29, 2001, the Company and its debentureholders decided, at an Extraordinary General Meeting, to change the remuneration of the 1st. series debentures from 110% to 118.33% of the CDI, as from December 1, 2002.

     At the end of the first remuneration period on October 1, 2004, the Company and the debentureholders will reprice the remuneration for the subsequent period, the terms and conditions of which will be established by the Board of Directors. The Company is committed to acquire the debentures from those debentureholders that do not accept the terms established by the Board of Directors.

Braskem S.A. and Subsidiaries

Notes to the Financial Statements
at December 31, 2003 and 2002
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

     On August 16, 2002 as approved by the Extraordinary General Meeting, OPP PP was merged into the Company (Note 1(c)), including its obligations under 59,185 debentures issued in a single series and convertible into shares of the Company at any time at the option of the debentureholders. These debentures have the following characteristics:

                                                  Single series
                                                  ----------------------------------------------------
     Unit face value                              R$ 10
     Quantity of notes                            59,185
     Issue date                                   May 31, 2002
     Final maturity date                          July 31, 2007
     Remuneration                                 TJLP variation, plus 5% p.a.

     These debentures are subordinated, and the payment of the principal and interest will only occur on their final maturity date of July 31, 2007. There is no partial or total redemption clause allowing payments before this date.

     A summary of the debentures is as follows:

                                                            Parent company                          Consolidated
                                       ------------------------------------  ------------------------------------

                                                  2003                2002              2003                2002
                                       ---------------- -------------------  ----------------  ------------------
 As of January 1                             1,361,187             656,616         1,222,273             499,874
 Financial charges                             282,075             214,434           280,725             166,905
 Addition                                                          609,779           140,264             609,779
 Interest payments                            (151,262)           (119,642)         (151,262)            (54,285)
                                       ---------------- -------------------  ----------------  ------------------

 Balance at December 31                      1,492,000           1,361,187         1,492,000           1,222,273

 Less: current liabilities                     (19,196)            (32,049)          (19,196)            (32,049)
                                       ---------------- -------------------  ----------------  ------------------

 Long-term liabilities                       1,472,804           1,329,138         1,472,804           1,190,224
                                       ================ ===================  ================  ==================

     The Extraordinary Shareholders Meeting held on November 19, 2003 approved the 11th public issue of debentures, not convertible into shares, with maturity of four years and one year grace period for the principal. On December 1, a single series of 12,000 debentures was issued in the total amount of R$ 1.2 billion. (Note 27(b)).

Braskem S.A. and Subsidiaries

Notes to the Financial Statements
at December 31, 2003 and 2002
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

15   Taxes and Contributions Payable - Long-term Liabilities

     The Company and its subsidiaries have brought legal actions challenging certain alterations in the tax law and defending, amongst other things, the right to Excise Tax (IPI) credits on the purchase of raw materials and the export of products. Although management, supported by its legal advisors, evaluates that the outcome of these lawsuits will be favorable to the Company and its subsidiaries, the questioned amounts are being accrued as liabilities and updated by the SELIC interest rate as follows:

                                                                    Parent company                    Consolidated
                                                   ------------------------------- -------------------------------

                                                             2003            2002            2003            2002
                                                   --------------- --------------- --------------- ---------------

 PIS /COFINS - Law 9718/98                   (i)          233,707          65,729         284,947         307,960
 IPI - export credit                         (ii)         151,927                         413,079         174,859
 IPI - on purchase of inputs with zero rate  (iii)         53,603                         307,002         286,341
 IPI - on consumable materials and property
      and equipment                                        28,104                          31,884          25,395
 Education contribution, SAT and INSS                      23,616          20,641          26,541          28,242
 PAES Law 10684/03                           (iv)                                          56,260
 REFIS Law 9964/00                           (v)            9,186                           9,186          10,557
 Others                                                        12                          20,239              12
                                                   --------------- --------------- --------------- ---------------

                                                          500,155          86,370       1,149,138         833,366
                                                   =============== =============== =============== ===============

(i)  Law 9718/98 increased the contributions to PIS and COFINS with the following changes, effective as from
     February 1999:

     COFINS

     Increase in the rate from 2% to 3% and expansion of the concept of "billings" to include in the contribution calculation practically all income earned by companies, in addition to the sales of products and services.

Braskem S.A. and Subsidiaries

Notes to the Financial Statements
at December 31, 2003 and 2002
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

     PIS

     Expansion of the calculation basis identical to COFINS.

     The Company and its subsidiaries, in different legal actions, have challenged the constitutionality of these changes. PIS is no longer questioned as from December 2002, with the publication of Law 10637/02, but the discussion continues for the period from February 1999 to November 2002.

     The situation of each of the actions is as follows:

     The Company continues to deposit COFINS on the calculation basis expanded by Law 9718. PIS on the same calculation basis was deposited up to November 2002.

     Based on a court order, OPP Quimica, up to the time it was merged in March 2003, was not obliged to pay or deposit any of the increases introduced by Law 9718 in respect of COFINS. Also based on a court order, it was not obliged to pay or deposit any of the increases in respect of PIS up to November 2002. As from December 2002 this contribution was paid without any deduction.

     As party to the OPP Quimica case, the subsidiary Trikem is not obliged to pay or deposit the increase in COFINS. In August 2003, Trikem chose to desist from the process with respect to the increase in rate and, through PAES (Note 15 (iv)), settled the amount due in installments between February 1999 and February 2003.

     With respect to PIS, the situation of Trikem is the same as OPP Quimica, as parties to the same legal process.

     The subsidiary Polialden filed a legal action to pay COFINS at the rate of 2% and not 3%. In September 2001 the sentence rejecting the claim was published. Polialden lodged an appeal with the TRF of the 1st Region, but this was rejected. An extraordinary appeal to the STF against this decision has been lodged.

     Management and its legal advisors believe that a favorable outcome in these cases is possible.

Braskem S.A. and Subsidiaries

Notes to the Financial Statements
at December 31, 2003 and 2002
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

(ii) Relates to a legal action initiated by the merged company OPP Quimica and the subsidiary Trikem, requesting the legal recognition of the IPI credit, introduced by Decree Law 491/69 to incentivate exports of manufactured products. OPP Quimica obtained a preliminary injunction in this action, partially confirmed by a sentence, authorizing it to use the benefit calculated on the exports of the units located in Rio Grande do Sul, to offset federal taxes due. The decision was revoked by the TRF of the 4th Region, against which special and extraordinary appeals were lodged.

     The subsidiary Trikem, in Alagoas, obtained a preliminary injunction, confirmed by sentence, permitting it to use the benefit to offset federal taxes due. The TRF of the 5th Region maintained this decision.

     Braskem has a favorable sentence in this matter, handed down by the Federal Justice of Bahia.

     In accordance with the evaluation of the legal advisors of the Company and subsidiary, the chances of success with respect to the export credit itself and the effects of monetary restatement (official monetary connection, additional inflation effects not officially recognized and SELIC interest) are probable.

(iii)Relates to legal actions filed by the merged company OPP Quimica in the States of Sao Paulo and Bahia, and by the subsidiaries Trikem and Polialden, claiming the IPI credits on the acquisition of raw material, exempt, not taxed or taxed at a zero rate. The reversal of the obligation will be made when the conditions mentioned in Note 9 are met, that is, a final decision favorable to the Company.

(iv) Special Installment Program (PAES) Law 10684/03

     On May 30, 2003 Federal Law 10684 was published, introducing the PAES program which offers taxpayers with liabilities to the Secretarial of Federal Revenue or the National Treasury (confessed or challenged in the courts) the possibility of paying their debts overdue at February 28, 2003, in up to one hundred and eighty successive monthly installments.

     The legislation, among other benefits, provides for a fifty percent reduction in the arrears fine as well as the utilization of the Long-term Interest Rate (TJLP) to update the installments due (replacing the usual SELIC rate which is more onerous).

Braskem S.A. and Subsidiaries

Notes to the Financial Statements
at December 31, 2003 and 2002
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

     In August 2003, comparing the particular aspects and benefits of the Special Installment Program and STF jurisprudence on the unconstitutionality of the changes in the manner of calculating COFINS, introduced by Law 9718/98, the subsidiary Trikem chose to partially desist from its legal action (a requirement of the law to request inclusion in the program), with respect to its challenge of the increase in the COFINS rate by 1% on billings, and included exactly this amount in the installment program. The amount due is being paid in 120 installments and the option was confirmed with payment of the first installment on August 31, 2003. At December 31, 2003 the balance due is R$ 62,815, being R$ 6,555 in current liabilities and R$ 56,260 in long-term liabilities.

(v)  REFIS - Law 9964/00

     Based on a final legal decision, the merged company Nitrocarbono was assured the definite right of exemption from payment of the social contribution on profit introduced by Law 7689/88. The National Treasury has filed an action requesting the rescission of this decision and the consequent obligation of Nitrocarbono to pay the contribution as from 1989.

     On August 1, 1996, the Secretarial of Federal Revenue raised an assessment against Nitrocarbono, corresponding to the contribution that would have been due for the calendar years 1992 to1995.

     In December 2000, management chose to settle the assessed amount of R$ 14,759, through enrollment in the Tax Recovery Program - REFIS. As from its enrollment in REFIS, Nitrocarbono began to pay the social contribution in accordance with current legislation. At December 31, 2003 the balance due was R$ 9,186 (2002 - R$ 10,557).

Braskem S.A. and Subsidiaries

Notes to the Financial Statements
at December 31, 2003 and 2002
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

16   Income Tax and Social Contribution on Net Income

(a)  Current taxes - parent company

                                                                                              2003            2002
                                                                                    --------------- ---------------
Income (loss) before income tax                                                            241,168        (978,150)

Adjustments, net of additions and exclusions to taxable income                             (59,020)        311,229
                                                                                    --------------- ---------------

Taxable income (tax loss) before offset of tax losses                                      182,148        (666,921)
Offset of tax losses (30%)                                                                  54,644
                                                                                    --------------- ---------------

Taxable income (tax loss) after offset of tax losses                                       127,504        (666,921)
                                                                                    =============== ===============

Income tax - 25%                                                                            31,876

Income tax expenses arising from changes in net assets derived from the
    merger of OPP Quimica                                                                   19,731
                                                                                    --------------- ---------------

Income tax expense                                                                          51,607
                                                                                    =============== ===============

     In relation to the income tax expense, R$ 27,732 is covered by the exemption/reduction benefit (Note 17(a)), and the remaining portion was offset against tax credits.

(b)  Deferred taxes

     In accordance with the pronouncement issued by IBRACON on the accounting for income tax and social contribution, supplemented by CVM Instruction 371/02, the Company has recognized deferred tax assets arising from tax losses, available for future offset, demonstrated as follows:

Braskem S.A. and Subsidiaries

Notes to the Financial Statements
at December 31, 2003 and 2002
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

                                                                                              2003            2002
                                                                                    --------------- ---------------
 Amounts not considered in the deferred tax calculation:
    Temporary differences                                                                1,001,051         803,038
    Taxes subject to legal actions                                                         219,746          89,092
                                                                                    --------------- ---------------

                                                                                         1,220,797         892,130
                                                                                    =============== ===============

 Tax losses (1992 to 2003)                                                                 671,780         722,559
                                                                                    --------------- ---------------

 Asset calculated at the rate of 25%                                                       167,945         180,640
 Asset not recorded, based on the Company's projections of the offset
    of tax losses                                                                          (2,325)        (44,321)
                                                                                    --------------- ---------------

 Deferred income tax                                                                       165,620         136,319
                                                                                    =============== ===============

 Opening balance for the year                                                              136,319          79,085
 Incorporation of Nitrocarbono                                                               7,851
 Net complement of deferred income tax for the year                                         21,450          57,234
                                                                                    --------------- ---------------

 Balance at end of the year                                                                165,620         136,319
                                                                                    =============== ===============

     Based on technical studies and taxable profits of the current year management estimates that the deferred tax credits relating to tax loss carryforward will be fully realized between 3 and 5 years, considering the portion of the operating results and other results that are not covered by the tax reduction benefit (Note 17 (a)).

     In this context, besides the positive impacts expected to result from the corporate restructuring in course (Note 1(c)), the expectation of generating taxable income is based on projections that are mainly influenced by price, foreign exchange, interest rate and market growth assumptions and other variables relevant to the performance of the Company.

(c)   Social contribution

     In 1992, the Company redeemed judicial deposits of R$ 42,197 pursuant to the decision of the 6th. Federal Court, which decided in favor of the Company in its suit against the Federal Government relating to the Social Contribution on Income (CSL).

Braskem S.A. and Subsidiaries

Notes to the Financial Statements
at December 31, 2003 and 2002
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


     In November 1993 the Federal Government filed an action seeking to revoke this decision. On October 18, 1994, the TRF of the 1st. Region decided the action in favor of the Federal Government by a majority of only one vote.

     With respect to the rescissory action the Company is awaiting judgment of the extraordinary appeals filed against the STJ decisions, and subsequently, the appeal against the decision that rejected the Company's extraordinary appeal against the sentence of the TRF of the 1st Region.

     Although the discussion is still sub-judice, the federal tax authorities have made claims regarding the social contribution by issuing tax assessments against the Company, relating to the period from 1990 to 2001, in the amount of R$ 500,874. This procedure was contrary to opinions of renowned jurists consulted by the Company, which expressed that an unfavorable decision in this lawsuit will only affect the Company after the decision becomes final. Tax enforcements related to the aforementioned tax were also filed. It is important to mention that the Company already obtained a judicial decision determining the suspension of several assessments, with the Judiciary recognizing that the procedure adopted by the tax authorities was improper. Based on the opinions of the jurists consulted and this legal precedent, the Company has not accrued any amount for CSL.

     The lawyers who represent the Company, based on prior jurisprudence and on opinions issued by eminent legal counselors, believe that the Company's possibilities of success are good.

     Should the Federal Government, after a possible final decision unfavorable to the Company, demand payment of the social contribution retroactively to the years prior to the date of the publication of the final decision (contrary therefore to the opinion expressed by the jurists consulted, as previously mentioned) the exposure relating to the periods from 1990 to the present, updated based on the SELIC interest rate, excluding the fine for late payment, would be approximately R$ 274,772.

Braskem S.A. and Subsidiaries

Notes to the Financial Statements
at December 31, 2003 and 2002
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


     Based on a final decision, the merged company OPP Quimica was also not subject to the payment of the social contribution. Although the decision is definite and despite the lack of a rescissory action against it, the federal tax authorities have made claims regarding the social contribution by issuing tax assessments against OPP Quimica, relating to the period from 1996 to 2001, in the amount of R$ 62,000. The lawyers who represent the Company, based on prior jurisprudence and on opinions issued by eminent legal counselors, believe that the Company's possibilities of success are good.

     Also based on a final judgment, the subsidiaries Polialden and Trikem are assured the definite right not to pay CSL. The National Treasury filed an action requesting the rescission of this decision and the consequent obligation of the subsidiaries to pay the contribution as from 1989. This action was accepted by the TRF of the 1st. Region and the STJ, which both judged the request to be with merit. At present, the appeals lodged against the TRF and STJ decisions are pending judgment by the STF.

     In July 1996 and December 2001 the Secretariat of Federal Revenue raised assessments against Trikem for R$ 52,240, corresponding to the contribution that would have been due for the period 1992 to 2001.

     Management of these subsidiaries, supported by the opinion of their legal advisors, believe that Polialden and Trikem will probably be successful in the outcome of this case. Moreover, the legal advisors, based also on the understanding of other lawyers, believe that, even in the event of an unfavorable final decision, the contribution could only be demanded as from the date that the decision revoking the original sentence is published. Accordingly no provision has been recorded for CSL as from 1989.

     Should the final decision eventually be unfavorable to Polialden and Trikem, and if the contribution were to be demanded for years prior to the date of its publication (contrary therefore the understanding of the legal advisors and other lawyers), the original amounts in question would be approximately R$ 38,000 and R$ 42,000, respectively. These amounts could be significantly reduced if deductions related to other contested tax matters were considered.

Braskem S.A. and Subsidiaries

Notes to the Financial Statements
at December 31, 2003 and 2002
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


17   Tax Incentives and Compulsory Loans

(a)  Corporate income tax

     From calendar-years 2002 to 2011, the Company has the right to reduce by 75% the income tax rate on the profit arising from the sale of basic petrochemical products and utilities. The Camacari polyethylene plant of the merged company OPP Quimica has the same right for the same period. The PVC plants of Trikem, in Bahia and in Alagoas, are exempt from Corporate Income Tax ("IRPJ") calculated on the results of their industrial operations until 2004 and 2008, respectively. The subsidiary Polialden was exempt from income tax on the results of its industrial operations up to 2003. As from 2004 and up to 2012, Polialden will have a reduction of 75% in the income tax due on such operations.

     Production of caustic soda and ethylene dichloride by the subsidiary Trikem are not covered by these exemptions, but the income tax on the related profits may be reduced by the following percentages as determined by Law 9532/97 (article 3, ss. 2 and ss. 3):

(i)  37.5% from January 1, 1998 to December 31, 2003;

(ii) 25.0% from January 1, 2004 to December 31, 2008; and

(iii)12.5% from January 1, 2009 to December 31, 2013, thereafter zero.

     At the end of each year, in the case of taxable profit resulting from the benefited operations, the amount of the income tax exemption or reduction is credited to a capital reserve, which can only be used to increase capital or absorb losses. The incentive covered R$ 27,732 (consolidated R$ 84,210) of the income tax of the Company and its subsidiaries in the year ended December 31, 2003.

Braskem S.A. and Subsidiaries

Notes to the Financial Statements
at December 31, 2003 and 2002
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

(b)  Value-added tax (ICMS)

     The merged company OPP Quimica and the jointly-controlled company COPESUL have ICMS tax incentives granted by the State of Rio Grande do Sul, through the Company Operation Fund - FUNDOPEM, with the purpose of incentivating the installation and expansion of industries in the state. This incentive is determined based on approved projects and in percentages on the amounts of tax payments expected. The amounts calculated each month are recorded in shareholders' equity as a capital reserve. The amount for the year ended December 31, 2003 was R$ 1,093 (consolidated R$ 31,717).

(c) Compulsory loans to Centrais Eletricas Brasileiras S.A. - ELETROBRAS ("Eletrobras")

     Through an ordinary action against Eletrobras and the Federal Government, relating to the compulsory loans made from January 1977 to December 1993, the subsidiary Trikem claimed: (i) the monetary restatement of the compulsory loans as from the date of payment up to the date of redemption or conversion into shares based on the inflationary rates considered appropriate by the subsidiary; (ii) the refund of the amounts paid as compulsory loans which are overdue for repayment, restated based on the criteria mentioned in item(i) above and net of amounts already redeemed through the issue of share certificates; and (iii) interest of 6% p.a., calculated based on the loans properly restated, net of interest already paid by Eletrobras.

     Based on recent decisions of the STJ about the subject, which were favorable to the taxpayer and judged the action with merit in respect of other companies, therefore indicating a solid legal basis, the legal advisors of Trikem believe in a probable favorable outcome.

     Taking into consideration the stage of the proceedings, the criteria adopted to quantify the amounts involved are still being defined and, only after a favorable outcome in the higher courts, can the amounts be determined and recorded.

Braskem S.A. and Subsidiaries

Notes to the Financial Statements
at December 31, 2003 and 2002
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------

18   Shareholders' Equity

(a)  Capital

     The authorized capital at December 31, 2003 comprises 43,920,000,000 common shares, 76,860,000,000 Class A preference shares and 1,220,000,000 Class B preference shares.

     On March 31, 2003 the Company's capital was increased by R$ 37 through the contribution of the net assets of Nitrocarbono, discounting the participation which the Company held in Nitrocarbono's capital. As a result of the capital increase, 67,698 Class A preference shares were issued (Note 1(c)).

     The Ordinary General Meeting held on April 29, 2003 approved an increase in the Company's capital, without the issue of new shares, by transfer of the Monetary Restatement Reserve, in the amount of R$ 2,331.

     As a result of the merger of NI Par into the Company (Note 1(c)) the capital was increased by R$ 39,655, with the issue of 54,314,531 common shares, to R$ 1,887,422, comprising 1,280,405,679 common shares, 2,160,832,034 Class A preference shares and 11,457,740 Class B preference shares.

     The Extraordinary General Meeting held on October 20, 2003 approved the split of the Company's shares, as proposed by Management. The Class A and B preference shares were split in the ratio of 20 shares of each type and class for each existing share. Accordingly, the relation between the shares and the ADRs traded on the New York Stock Exchange (NYSE) was changed from 50 to 1,000 Class A preference shares for each ADR.

     At December 31, 2003 capital comprises 69,053,909,060 shares, of which 25,608,113,580 are common and 43,216,640,680 are preference A shares and 229,154,800 are preference B shares.

Braskem S.A. and Subsidiaries

Notes to the Financial Statements
at December 31, 2003 and 2002
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


     Preference shares are not convertible into common shares and do not carry voting rights, but they have priority to a minimum non-cumulative annual dividend of 6%, depending on the availability of income for distribution. Only the Class A preference shares have equal participation with the common shares in the remaining income, and this right exists only after the payment of dividends to the holders of preference shares. The Class A preference shares also have equal rights with the common shares to receive stock dividends arising from the capitalization of other reserves. The Class B preference shares, subsequent to the expiration of the period of non-transferability as foreseen in special legislation, may be converted into Class A preference shares at any time, at the ratio of two Class B preference shares for one Class A preference share.

     Shares paid up through the Northeast Investment Fund (FINOR) tax incentives (Class B preference shares) do not have preferential rights in the event of new share subscriptions.

     In the event of dissolution of the Company, the Class A and B preference shares have priority to capital reimbursement.

     All shareholders are assured an annual dividend of not less than 25% of the net income of each year, calculated in accordance with Brazilian Corporate Law.

     As described in the Memoranda of Understanding for Shareholders' Agreements signed by (i) Odebrecht Quimica S.A., Petroquimica da Bahia S.A., Fundacao PETROBRAS de Seguridade Social - PETROS, and Previ - Caixa de Previdencia dos Funcionarios do Banco do Brasil and (ii) Odebrecht Quimica S.A., Petroquimica da Bahia S.A. and Petrobras Quimica S.A. - Petroquisa, on July 20 and July 3, 2001, respectively, the Company must distribute dividends in a percentage not less than 50% of available net income of each year, as long as remaining reserves are sufficient to maintain efficient operations and business development.

     According to the terms agreed in the Private Instrument of Re-Ratification of a Private Deed of Issue of Non-convertible Debentures with Floating Guarantee of the Tenth Issue and in the Export Prepayment Credit Agreement, the payment of dividends, interest on own capital or any other participation in profits is limited to at most 50% of net income for the year or 6% of the unit value of the Class A and B preference shares, whichever is higher.

Braskem S.A. and Subsidiaries

Notes to the Financial Statements
at December 31, 2003 and 2002
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


     In accordance with the Company's by-laws, the Company may pay interest on own capital to its shareholders, within the terms of Article 9, paragraph 7, of Law 9249/1995. Interest, when paid or credited, will be considered as part of the priority dividend on preference shares as well as part of the minimum dividend requirement.

(b)  Shares held in treasury

     At December 31, 2002, the Company held in treasury 54,620,037 thousand Class A preference shares. With the conclusion of the public offer of shares of Nitrocarbono and Trikem (Note 1(c)) and the splitting of shares, in October 2003 (Note 18(a)), the number of Class A preference shares held in treasury was 621,887,272. The market value of these shares, calculated based on the average quotation at BOVESPA on December 31, 2003 was R$ 41,573.


19   Contingencies

(a)  Employees' Collective Agreement - Clause 4

     In September 2001, the Second Panel of Judges of the Supreme Court (STF) considered with merit the extraordinary appeal filed by the Union of the Employees of Petrochemical, Plastic Chemicals and Related Companies of the state of Bahia (SINDIQUIMICA), against the Employers' Union of the Petrochemical and Synthetic Resins Industry of the State of Bahia (SINPEQ), to which the Company and its subsidiaries are affiliated, in a lawsuit regarding the validity of Clause 4 of the Collective Labor Agreement, signed by the parties, in light of the specific economic policy law relating to the Collor Plan. Clause 4 determined that the salaries of the employees be readjusted by 90% of the Consumer Price Index (IPC) each month.

     By a 3-2 majority of votes, the Second Panel of Judges ruled that the Collective Agreement should prevail over the economic policy law. After this decision was published in April 2002, both the trade union and the industry association appealed the decision, since this is an isolated decision that is contrary to the understanding of several other decisions that the Collective Agreement should not prevail over economic policy law.

Braskem S.A. and Subsidiaries

Notes to the Financial Statements
at December 31, 2003 and 2002
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


     In this context, on December 11, 2002, after review of the appeals of the prior decision, the same Second Panel of the STF reestablished the understanding that the private collective agreement cannot overrule a law, especially an economic policy law, which is a standard of public order. The decision was published on March 21, 2003 and gave rise to new appeals of SINDIQUIMICA, on which judgment has been stayed, and neither the decision pronounced nor the amounts involved have been defined. Management, based on the opinion of its legal advisors, believes in a favorable outcome for the Company and therefore did not provide any amount relating to this matter.

(b)  Dividends - litigation of the subsidiary Polialden

     The divergence related to the rule established by the by-laws of the subsidiary Polialden concerning the distribution of dividends on preference shares (paragraph 3, article 5, together with paragraph 4, article 37), initiated by the Notice CVM/GEA-3/No. 100, addressed to the subsidiary and dated April 14, 2000, was resolved based on the decision of the CVM Collegiate on August 10, 2000 that confirming the understanding of Polialden, accepted its arguments and concluded that: "the dividends on the preference shares are at least 6%..., and are limited to 8% of this same amount, or the equivalent to 25% of the net income for the year, whichever is highest, as the company has being doing during the last ten years. Such shares do not participate in remaining profits, since the by-laws precisely determine the limit for the participation of these shares".

     Based on the said decision, as well as on opinions issued by renowned lawyers and jurists, Polialden is adopting the rule determined by its by-laws in relation to the payment of dividends on common and preference shares, limiting the amounts paid to the latter to 8% of the unit value of capital, observing the limit of 25% for the mandatory dividend, as established by the by-laws and the CVM decision.

     Despite the legal opinions, the existing decisions about the subject, and the decision of the CVM mentioned above which all agreed with the understanding of the subsidiary that the preference shares do not participate in remaining profits, some preference shareholders of Poliaden initiated legal actions seeking to obtain a ruling that the preference shares do participate equally with the common shares in the distribution of dividends by Polialden.

Braskem S.A. and Subsidiaries

Notes to the Financial Statements
at December 31, 2003 and 2002
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


     Most decisions already made in the judgment of this matter are favorable to Polialden. However, in August 2001, contrary to the opinion expressed by the CVM Collegiate, as well as opinions of renowned jurists, the 4th. Panel of the STJ decided, in a special appeal of a shareholder, to grant the plaintiff participation in the payment of dividends on an equal basis with common shares as approved in certain past Shareholders Meetings. This decision is not the final decision and is being appealed by Polialden. On June 28, 2002, based on a court order, Polialden made a judicial deposit corresponding to the difference claimed by those shareholders relating to the dividends approved at the Ordinary General Meeting of 2002, in the amount of R$ 5,664, and recorded a provision for dividends payable of R$ 4,893 included in other accounts payable in long-term liabilities. More recently, a decision has been published which denies one of the claims of the shareholders and revokes the previous injunction, both because the case has not been definitely judged and because the decision given in the special appeal does not effect the actions of future Shareholders Meeting, but only the General Meetings which are the object of the principal legal action, and accordingly Polialden has already redeemed part of the judicial deposits referred to above.

     One more action against Polialden was judged totally without merit in September 2003, declaring the differentiated treatment given to the preference shares of Polialden as legitimate, since those share were issued based on specific legislation about the application of fiscal incentives. Accordingly, Polialden management, supported by the decision of the CVM Collegiate and the opinion of its legal advisors, as well as the most recent decisions about the subject, understands that no complement of dividends to preference shares is due.

(c)  Other litigation of the Company and its subsidiaries

     These include claims for indemnities due to material and/or moral damages, which are pending court decision.

     The main issue involves claims of preference shareholders, which was ruled against the Company. The Company filed a rescissory action to overturn such decision, and obtained an order suspending the execution of sentence until a final decision on the rescissory action is given.

Braskem S.A. and Subsidiaries

Notes to the Financial Statements
at December 31, 2003 and 2002
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


     The subsidiary Trikem has civil lawsuits involving various matters and amounts of approximately R$ 252,000. Of this amount, R$ 206,000 corresponds to four actions arising from the same event, of which the two most relevant are summarized as follows: (i) the suit for damages, in the amount of R$ 110,000, for which a second instance decision condemned the plaintiff for bad faith, and the interlocutory appeal filed by such plaintiff in the 10th Civil Court of Fortaleza, Ceara, is still awaiting judgment; and (ii) the suit for damages relating to the alleged non-compliance with the caustic soda distribution agreement, in the amount of R$ 78,000, for which the plaintiff's petition was dismissed and is pending publication of the ruling. Trikem management, supported by the opinion of internal and external legal advisors, believes in a favorable decision and, for this reason, no provisions were set up.

     Furthermore, the Company and its subsidiaries are defending various claims filed by employees. A provision had been made for probable losses of R$ 7,934 (consolidated R$ 18,754) relating to certain claims, while no provision was recorded for the remaining claims because, based on the evaluation of external legal advisors, they should be judged in favor of the Company and its subsidiaries.


20   Financial Instruments

(a)  Risk management

     Since the Company operates in the international market, obtaining funds for its operations and investments, it is exposed to market risks mainly arising from changes in the foreign exchange and interest rates. The bank accounts, financial investments and other accounts receivable are subject to credit risk. The Company has developed policies and procedures for risk evaluation, report preparation and monitoring of derivative activity.

     To cover the exposure to market risk, the Company utilizes various types of currency hedges, some involving the use of cash and others not. The most common types which use cash, as adopted by the Company, are financial applications abroad (Certificates of deposit, foreign mutual funds, time deposits and overnight deposits) and put and call options. The types of currency hedge which do not involve the use of cash are swaps of U.S. dollars for CDI and forwards.

Braskem S.A. and Subsidiaries

Notes to the Financial Statements
at December 31, 2003 and 2002
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


(b)  Exposure to foreign exchange risks

     The Company has long-term loans and financing to finance its operations, cash flows and modernization projects. Part of long-term loans is denominated in U.S. dollars (Note 13).

     To hedge its exposure to exchange risks arising from loan and financing agreements, as well as to meet the requirements established in loan agreements, the Company adopted, at December 31, 2001, the following methodology: hedging of the principal and interest (on a consolidated basis), falling due in the next 12 months in, at least, (i) 60% of the debt linked to exports (trade finance), except for Advances on Exchange Contracts ("ACCs") of up to six months and Advances on Export Contracts ("ACEs"); and (ii) 75% of the debt not linked to exports (non-trade finance). The compliance with this methodology varies according to market conditions, credit availability and cash balances.

(c)  Exposure to interest rate risks

     The Company is exposed to interest rate risks on its short-term debt. The debt in foreign currency, bearing floating interest rates, is mainly subject to LIBOR variation and the domestic debt, bearing floating interest rates, is mainly subject to fluctuations in the Long-term Interest Rate
     (TJLP) and the Interbank Deposit Certificate (CDI) rate.

(d)  Exposure to commodities risks

     The Company is exposed to fluctuations in the price of several petrochemical commodities, especially its main raw material, naphtha. Since the Company seeks to transfer to its own selling prices the effect of price changes in its raw material, arising from changes in the naphtha international quotation, in 2003 no financial instrument was used to hedge the prices of this commodity, nor for the other petrochemical commodities sold by Braskem.

Braskem S.A. and Subsidiaries

Notes to the Financial Statements
at December 31, 2003 and 2002
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


(e)  Exposure to credit risk

     The operations that subject the Company to concentration of credit risk are mainly bank accounts, financial investments and other accounts receivable.

     In order to manage the credit risk, the Company keeps its bank accounts and financial investments with large financial institutions.

     In relation to credit risk, the Company protects itself by performing detailed analyses before granting credit and by obtaining real and personal guarantees, when necessary.

(f)  Market value

     To determine the estimated market value of the financial instruments, the Company uses public information available in the financial market and valuation methodologies generally accepted and practiced by the counterparties. These estimates do not necessarily guarantee that such operations could be realized in the market at the indicated amounts. The use of different market information and/or valuation methodologies could have a significant effect on the estimated market value.

     The following table provides information on the main derivative financial instruments at December 31, 2003:


                                            Nominal value           Market                First            Final
Type                                       - US$ thousand       value - R$             maturity         maturity
--------------------------------------- ------------------ ----------------  ------------------- ----------------

Interest rate derivatives (LIBOR)                  16,292            (575)        March 1, 2004     June 1, 2004
Currency derivatives (R$ x US$)                   141,200          (3,484)      January 2, 2004    July 20, 2004
                                        ------------------  ---------------

                                                  157,492          (4,059)
                                        ==================  ===============

Braskem S.A. and Subsidiaries

Notes to the Financial Statements
at December 31, 2003 and 2002
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------



     In 2003, gains/(losses) on derivative operations were recorded in "Financial income (expenses)", in the amount of R$ (39,627 thousand). In 2002, the gain was R$ 137,345 thousand.


21   Other Operating Income (Expenses), Net

                                                                     Parent company                  Consolidated
                                                      ------------------------------------------------------------

                                                                2003           2002           2003           2002
                                                      ------------------------------------------------------------

   Income (expenses)
     Rental of installations                                  18,217         12,238         18,217         12,238
     Recovery of taxes and compulsory deposits (*)            18,932         49,579         22,844      1,080,766
     Insurance recoveries                                     11,603         11,420         11,603         15,856
     Taxes on sales of merged companies (**)                 (24,191)                      (24,191)
     Other operating income, net                              16,723         (7,619)        21,274           (667)
                                                       --------------  -------------   ------------    -----------

                                                              41,284         65,618         49,747      1,108,193
                                                       ==============  =============   ============    ===========

(*) Includes, in December 2002, the zero rate IPI of the merged company OPP Quimica (Note 9(i)).
(**) Relates to taxes on sales of the Company to the merged companies OPP Quimica and Nitrocarbono between January 1 and March 31, 2003 (Note 3(b)).

Braskem S.A. and Subsidiaries

Notes to the Financial Statements
at December 31, 2003 and 2002
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


22   Non-operating Income (Expenses), Net

                                                                     Parent company                  Consolidated
                                                      ------------------------------------------------------------

                                                                2003           2002           2003           2002
                                                      ------------------------------------------------------------

  Income (expenses)
    Gain (loss) on participation in investments              (3,768)          4,222        (2,740)         5,628
    Sales of permanent assets                                 1,146              37           413         27,483
    Reversal (provision) for loss in investments             26,909         (58,651)       26,909        (70,669)
    Expenditures of dismantling fixed assets                (16,200)        (11,245)      (16,218)       (35,336)
    Other                                                   (10,367)          9,198       (13,205)           676
                                                      --------------     -----------   -----------   -------------

                                                             (2,280)        (56,439)       (4,841)       (72,218)
                                                      ==============     ===========   ===========   =============


23   Insurance Coverage

     The Company and its subsidiaries have a broadly-based risk management program designed to provide cover and protection for all assets, as well as possible losses caused by production stoppages, through an "all risks" insurance policy. This policy establishes the amount for maximum probable damage, considered sufficient to cover possible losses, taking into account the nature of the Company's activities and the advice of insurance consultants. At December 31, 2003, insurance coverage for inventories, property, plant and equipment and loss of profits amounts to approximately R$ 8,761,990 (consolidated - R$ 11,995,935).


24   Shares Traded Abroad - NYSE and LATIBEX

(a)  American Depositary Receipt (ADR) Program

     On October 20, 1998, the Company obtained a Level II registration with the Securities and Exchange Commission (SEC) and, on December 21, 1998, its American Depositary Receipts (ADRs) began trading on the New York Stock Exchange (NYSE). The ADRs have the following characteristics:

     o    Type of shares: Class A preference.
     o    Each ADR represents 1,000 A shares, traded under the symbol "BAK".
     o Foreign Depositary Bank: the Bank of New York (BONY) - New York branch.
     o    Brazilian Custodian Bank: Banco Itau S.A.

Braskem S.A. and Subsidiaries

Notes to the Financial Statements
at December 31, 2003 and 2002
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


(b)  LATIBEX

     With a view to increasing visibility in the Company's most strategic capital markets, on October 8, 2003 the Class A preference shares began trading on LATIBEX, the market for Latin American Companies quoted in Euros at the Madrid Stock Exchange. The shares are traded in batches of one thousand shares under the symbol "XBRK" and the Brazilian Custodian Bank is Itau S.A.


25   Private Pension Plans

     The actuarial obligations relating to the pension and retirement plans are accrued in conformity with the procedures established by CVM Deliberation 371 of December 13, 2000, except for ODEPREV - Odebrecht Previdencia, where this is not applicable.

(a)  ODEPREV - Odebrecht Previdencia

     The merged Company OPP Quimica and the subsidiary Trikem have a defined-contribution plan for their employees. The plan is managed by ODEPREV - Odebrecht Previdencia which was set up by Odebrecht S.A. as a closed private pension entity ODEPREV offers its participants, employees of the sponsoring companies, the following:

     o Standard Plan - life and permanent disability coverage is totally assumed by an insurance company and the premiums paid by the sponsoring companies.

     o Optional Plan - a defined-contribution plan in which monthly and sporadic participant contributions and annual and monthly sponsor contributions are accumulated and managed in individual retirement savings accounts.

     The Board of Trustees of ODEPREV defines each year in advance the parameters for contributions to be made by the participants and the sponsoring companies. With regard to the payment of benefits under the Optional Plan, the obligation of ODEPREV is limited to the total value of the quotas held by its participants and, to comply with the regulations for a defined-contribution plan, it will not be able to require any obligation or responsibility on the part of the sponsoring company to assure minimum levels of benefits to the participants who retire.

Braskem S.A. and Subsidiaries

Notes to the Financial Statements
at December 31, 2003 and 2002
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


     Currently, the active and inactive participants in ODEPREV are as follows:

                                                                                  Parent
                                                                                 company            Consolidated
Active                                                                               499                   1,081
Inactive                                                                               0                       0
                                                                                ---------             ----------
 Total participants                                                                  499                  1,081
                                                                                =========             ==========

     Sponsor's contributions for 2003 were R$ 525 (consolidated R$ 1,091), and those of the participants in the year were R$ 1,917 (consolidated R$ 3,873).

(b)  Fundacao PETROBRAS de Seguridade Social - PETROS

     The Company and its subsidiary Trikem sponsor a defined-benefit plan for the former employees of COPENE and CQR, respectively. The plan is managed by the Fundacao Petrobras de Seguridade Social ("PETROS"). Its main objectives are to (i) complement retirement benefits provided by the government and (ii) implement social assistance programs with the support of the sponsoring companies. The sponsoring companies and their employees pay monthly contributions to PETROS based on the employees' remuneration.

     On March 6, 2002, the Board of Directors authorized the signature of the Beneficiaries Segregation Agreement between the Company, Trikem, PETROS and the other co-sponsors of the PETROS plan. The segregation of beneficiaries of the PETROS Plan, approved by the Board of Trustees and the Board of Directors of PETROBRAS, which represents some 90% of the plan, was based on the net asset position of PETROS as of April 30, 2001. The net asset position determined on that date was divided among the sponsors in proportion to the mathematical reserves calculated by the independent actuaries STEA - Servicos Tecnicos de Estatistica e Atuaria Ltda. As from May 1, 2001 the accounting records have been kept individually by sponsor. For this purpose, the funds under management were transformed into quotas of R$ 1.00, which change in accordance with new contributions or benefit payments of each sponsor and the earnings obtained from the investment program.

Braskem S.A. and Subsidiaries

Notes to the Financial Statements
at December 31, 2003 and 2002
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


     In accordance with CVM Deliberation 371/2000, which approved NPC 26 of IBRACON - "Accounting for Benefits to Employees", the pension plan sponsored by the Company and its subsidiary was recently subject to an actuarial valuation. This actuarial valuation indicated that the present value of liabilities exceeds the fair value of the plan assets by R$ 50,460 (consolidated R$ 60,370). This amount is recorded in long-term liabilities under "Other accounts payable".

     The amounts are as follows:

                                                                           Parent company            Consolidated
                                                               --------------------------- -----------------------

                                                                       2003          2002        2003        2002
                                                               ------------- ------------- ----------- -----------

1   Present value of actuarial obligation at the end of the
    period
          Benefits to be granted (active employees)                   88,094        60,189     127,087      88,224
          Benefits granted (retired employees and pensioners)        196,941       181,236     253,597     231,601
                                                               ------------- ------------- ----------- -----------

                                                                     285,035       241,425     380,684     319,825
2    Fair value of plan assets at the end of the period              234.575       197,659     320,314     271,804
                                                               ------------- ------------- ----------- -----------

3    Present value of obligations in excess of assets (1)-(2)         50,460        43,766      60,370      48,021

4    Unrecognized net actuarial gain (loss)                            4,090        10,249      (2,482)      9,848

5    Cost upon the adoption of CVM 371 not yet recognized                                       (1,564)     (3,634)
                                                               ------------- ------------- ----------- -----------

     Net actuarial liability (3) + (4) + (5)                          54,550        54,015      56,324      54,235
                                                               ============= ============= =========== ===========

     Net expenses for the next 12 months
          Service cost                                                 6,870         4,921       8,795       6,376
          Interest cost - benefits to be granted (active               5,286         3,611       9,433       5,293
          employees)
          Interest cost - benefits granted (retired employees
          and pensioners)                                             11,816        10,874      17,220      13,810
          Expected return on plan assets                             (13,832)      (11,671)    (22,482)    (16,058)
          Expected contributions of participants                      (2,687)       (3,181)     (3,768)     (4,093)
          Cost of amortization                                                                     521         906
                                                               ------------- ------------- ----------- -----------

                                                                       7,453         4,554       9,719       6,234
                                                               ============= ============= =========== ===========

Braskem S.A. and Subsidiaries

Notes to the Financial Statements
at December 31, 2003 and 2002
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


     Currently, the active and inactive participants in PETROS are as follows:

                                                                            Parent company           Consolidated

Active                                                                                778                    799
Inactive                                                                              703                    782
                                                                      --------------------     ------------------
 Total participants                                                                 1,481                  1,581
                                                                      ====================     ==================

     Additional information on the pension plan managed by PETROS:

Type of plan                                           Defined-benefit
--------------------------------------------------     -------------------------

Method of actuarial valuation                          All regulatory benefits
Mortality table                                        GAM-71
Disability                                             Alvaro Vindas
Discount rate applied to the actuarial obligations     6% p.a.
Rate of return expected on plan assets                 6% p.a.

     Sponsor's contributions to this plan in 2003 were R$ 5,009 (consolidated R$ 5,156) and those of participants in the year were R$ 3,194 (consolidated R$ 3,279).

(c)  PREVINOR - Associacao de Previdencia Privada

     The Company, through the merged companies Nitrocarbono and Proppet and its subsidiary Polialden, has a defined-contribution plan for certain employees. The plan is managed by PREVINOR - Associacao da Previdencia Privada ("PREVINOR").

     The principal objective of PREVINOR is to complement retirement benefits provided by the Government. For this purpose, PREVINOR receives monthly contributions from the sponsors and participants, calculated actuarially based on the employees' monthly remuneration.

Braskem S.A. and Subsidiaries

Notes to the Financial Statements
at December 31, 2003 and 2002
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


     Currently, the active and inactive participants in PREVINOR are as follows:

                                                                          Parent company            Consolidated
                                                                  ----------------------   ---------------------

Active                                                                               249                     351
Inactive                                                                              19                     114
                                                                  ----------------------   ---------------------
Total participants                                                                   268                     465
                                                                  ======================   =====================

     Sponsor's contributions for 2003 were R$ 1,008 (consolidated R$ 1,514) and those of participants in the year were R$ 563 (consolidated R$ 815).

     In conformity with CVM Deliberation 371/2000, which approved NPC 26 of IBRACON - "Accounting for Benefits to Employees", the pension plan sponsored by Polialden was subject to an actuarial valuation as of October 31, 2003. This actuarial valuation indicated that the fair value of plan assets exceeds the present value of benefit liabilities by R$ 1,066 (2002 - R$ 1,089). Since the rules of the defined-contribution plan do not state that this amount can be used to reduce future contributions of sponsors or be reimbursed, Polialden did not record these assets.


26   Commitments for the Supply of Raw Material

     At December 31, 2003, the Company had contractual commitments to sell raw material in the form of contracted demand. Based on these contracts, with automatic renewal, and the average sales prices for the raw materials in December 2003, these contractual commitments, for the next four years, are estimated at R$ 12,604,575, as follows:

                                                                                                  Parent company
                                                                   ---------------------------------------------

Year                                                                              Tonnes                      R$
-------------------------                                          ----------------------  ---------------------

2004                                                                           2,070,200               3,181,792
2005                                                                           2,064,300               3,172,376
2006                                                                           2,066,600               3,175,999
2007                                                                           2,003,500               3,074,408
                                                                   ---------------------   ---------------------

                                                                               8,204,600              12,604,575
                                                                   =====================   =====================

Braskem S.A. and Subsidiaries

Notes to the Financial Statements
at December 31, 2003 and 2002
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


27   Subsequent Events

     Merger of Trikem

     As part of the Trikem merger process the Extraordinary General Meeting held on January 12, 2004 approved the merger of the spun-off portion of the equity of the subsidiary ODEQUI corresponding to its participation in Trikem (Note 1(c)).

     On January 15, 2004 the shareholders approved the merger of Trikem into Braskem based on the book value of shareholders' equity of the merged company, at October 31, 2003, in the amount of R$ 656,040. The exchange ratio of Trikem shares for Braskem shares was determined based on the respective net equities valued at market values as of October 31, 2003. As a result of the merger, the Company's capital was increased by R$ 304,596, , with the issue of 8,136,165,484 Class A preference shares to be delivered to the shareholders of Trikem.

     In order to provide equal treatment to the preference shareholders of Trikem, the ratio for the substitution of Trikem shares for preference shares of Braskem was the same as the exchange ratio established in the Trikem Public Offer concluded on December 4, 2003 in relation to the owners of Trikem common stock.

     The valuations of the net equities of Braskem and Trikem, and the exchange ratio of the shares, are as follows:

                                                                                       BRASKEM             TRIKEM
                                                                            ------------------ ------------------

Present number of shares (thousands) (*)                                           68,432,022         60,868,763
Market value of net equity (in R$)                                           5,733,160,995.68   1,439,109,292.58
Value per one thousand shares at market value (in R$)                                   83.78              23.64
Exchange ratio at market value                                                              1               3.54
Exchange ratio of Trikem Preference and Common shares for Braskem Class A
     preference shares, in the merger                                                       1               3.47
Standard lot of shares                                                                  1,000              1,000

(*)  Excluding treasury shares.

Braskem S.A. and Subsidiaries

Notes to the Financial Statements
at December 31, 2003 and 2002
All amounts in thousands of reais unless otherwise indicated
--------------------------------------------------------------------------------


     The amount to be reimbursed to the shareholders of Trikem who eventually oppose the merger was defined based on the book net equity of Trikem. Should this reimbursement aversely affect the financial liquidity of Braskem, the shareholders of the companies would be called to analyze the operation and, if necessary, cancel the merger.

     After the merger of Trikem the Company's capital increased to R$ 2,192,018, comprising 25,730,061,841 common shares, 51,230,968,881 Class A preference shares and 229,154,800 Class B preference shares.

(a)  11th Issue Debentures/MTN Program

     On January 16 and February 2, 2004, R$ 1.2 billion of the 11th issue of non-convertible debentures were subscribed as follows:

Unit face value:                             R$ 100
Quantity of notes:                           12,000
Issue date:                                  December 1, 2003
Final maturity date:                         December 1, 2007
Payment of par value:                        36 monthly, equal and consecutive installments, as from January 1, 2005
Remuneration:                                CDI + 4.5% p.a. (base 252)
Payment of remuneration:                     First day of each month, as from January 1, 2004

     On January 22, 2004 the 4th tranche of the MTN program was concluded in the amount of US$ 250,000 thousand (R$ 710,425), bearing interest of 11.75% p.a. for ten years.

(b)  MONOMEROS

     Through Agreement for Purchase and Sale of Shares, dated February 3, 2004, the Company purchased the total shares of MONOMEROS held by minority shareholders, becoming the owner of 100% of the shares of this subsidiary. The acquisition price totaled R$ 14,786, corresponding to the book value of the shares acquired as at December 31, 2003.

Attachment I

Braskem S.A. and Subsidiaries

Additional Information        (A free translation of the original in Portuguese)
Statement of Cash Flows
Years Ended December 31
In thousands of reais
--------------------------------------------------------------------------------


                                                                   Parent company                     Consolidated
                                                  ----------------------------------------------------------------

                                                              2003            2002             2003           2002
                                                  ---------------- --------------- ----------------  -------------
Net income (loss) for the year                            211,011        (920,916)         215,135       (957,675)
Expenses (income) not affecting cash from
  operating activities
     Depreciation, amortization and depletion             428,516         167,491          571,973        371,911
     Amortization of goodwill (negative
       goodwill), net                                     171,962         181,094          255,985        265,192
     Interests in subsidiary and associated
       companies                                          (91,825)       (210,545)         (13,616)       (33,075)
     Provision for loss on investments                    (13,734)         36,035          (36,518)        (6,364)
     Exchange variation on investments                   (134,198)        128,555          (22,414)        11,139
     Adjustment of investment to realization
       value                                                3,768          33,065            3,768         25,708
     Residual value of permanent asset disposals          101,331           1,056          106,383         88,706
     Interest and monetary and exchange
       variations                                         368,991         677,775          173,074      1,300,002
     Minority interest                                                                     226,180       (189,264)
     Tax credits recognized                                                                            (1,052,091)
     Deferred income tax                                  (21,450)        (57,234)         (20,453)       (57,234)
     Swap differential receivable, net                                                      33,838
     Other                                                    (76)          2,153            8,110         46,321
                                                  ---------------- --------------- ----------------  -------------

                                                        1,024,296          38,529        1,501,445       (186,724)

Effect of mergers and disposals of investments             40,069                           (3,208)        84,200
                                                  ---------------- --------------- ----------------  -------------

Cash generation before changes in operating
   working capital                                      1,064,365          38,529        1,498,237       (102,524)
                                                  ---------------- --------------- ----------------  -------------

Changes in operating working capital
     Trade accounts receivable                            (88,955)       (187,260)        (238,908)      (672,731)
     Inventories                                         (130,370)       (141,781)        (197,335)      (595,893)
     Suppliers                                           (329,074)        663,460         (609,742)     1,528,512
     Taxes, charges and contribution                       36,098         110,432          113,848       (257,079)
     Other accounts receivable and payable, net           518,137        (102,808)         (23,026)       250,852

Investment incentives                                      28,825             404           56,069          6,273
                                                  ---------------- --------------- ----------------  -------------

                                                           34,661         342,447         (899,094)       259,934
                                                  ---------------- --------------- ----------------  -------------

Net cash provided by operating activities               1,099,026         380,976          599,143        157,410
                                                  ---------------- --------------- ----------------  -------------

Attachment I

Braskem S.A. and Subsidiaries

Additional Information
Statement of Cash Flows
Years Ended December 31
In thousands of reais                                                (continued)
--------------------------------------------------------------------------------


                                                                    Parent company                    Consolidated
                                                  -------------------------------- -------------------------------

                                                             2003            2002             2003           2002
                                                  ---------------- --------------- ----------------  -------------

Purchase of permanent assets                            (386,652)       (543,151)        (588,429)      (853,930)
                                                  ---------------- --------------- ----------------  -------------

Net cash used in investing activities                   (386,652)       (543,151)        (588,429)      (853,930)
                                                  ---------------- --------------- ----------------  -------------

     Reduction in long-term receivables, net             391,364         123,396        2,761,505      1,056,511
     Subsidiary, associated and related
       companies                                        (764,691)       (269,136)      (2,432,446)        96,350
     Payments of dividends to shareholders and
       participations                                     (5,921)        (11,242)         (72,258)       (11,242)
     Dividends received                                   53,550          18,215           63,786
     Capital increase                                     39,692                           39,692
     Treasury shares                                       7,154                            7,154
     Other                                                                  (105)             161         11,482
                                                  ---------------- --------------- ----------------  -------------

Net cash provided by (used in) financing
  activities                                            (278,852)       (138,872)         367,594      1,153,101

Increase (decrease) in cash and cash equivalents         433,522        (301,047)         378,308        456,581
                                                  ---------------- --------------- ----------------  -------------


Represented by
     Cash and cash equivalents, at the
       beginning of the year                              35,927         336,974          821,065        364,484
     Cash and cash equivalents, at the end of
       the year                                          469,449          35,927        1,199,373        821,065
                                                  ---------------- --------------- ----------------  -------------

Increase (decrease) in cash and cash equivalents         433,522        (301,047)         378,308        456,581
                                                  ================ =============== ================  =============

This statement was prepared in accordance with Accounting Rules and Procedures
(NPC) No. 20 "Statement of Cash Flow", issued by the Institute of Independent Auditors of Brazil (IBRACON).

                                      * * *

          * Nao destaque * Nao destaque * Nao destaque * Nao destaque *

                DEPARTAMENTO DE TRADUCOES - REGISTRO DE TRABALHO

Arquivo em MS-Word

DADOS DO TRABALHO
Cliente                       - Braskem
Tipo de trabalho              - DF 31/12/03 e 02
Idioma                        - P / I
Nome do arquivo               - Braskem-ingles-encadernacao-31-12-03.doc
Codigo para debito            -
Pedido por:  Socio            - KMM
Gerente                       - Luciano Sampaio
Socio substituto              -
Encaminhar para               - Luciana Sampaio

********************************************************************************

ANDAMENTO

Entrada                        - 09/02/04
Traducao                       - GCS 09 a 11/02/04
Revisao a frio                 - GHM 12/02/04
Correcoes                      - Sandra (ate pag. 32) 12/02/04
                               - Dari 12/13.2.2004
Revisao a frio                 - GHM 13/02/04
                               - Dari 13.2.2004
Cheque                         - Patricia 13/02/04
Correcoes                      - Sandra 13/02/04
                               - Emissao final em 17.02.04 (10 vias cliente).
                                 Idem capa azul